AMENDMENT NO. 1 TO FORM 1-A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR - DATED FEBRUARY 18, 2026

SUBJECT TO COMPLETION

INTEC BIOPLASTICS, INC.

Registrant’s principal address: 10648 Painter Ave, Santa Fe Springs, CA 90670

Registrant’s telephone number, including area code: 424 443-9262

Registrant’s website: www.intecbioplastics.com

Intec Bioplastics, Inc. (herein referred to as “Intec Bioplastics,” “we,” “us,” “our,” and the “Company”) is offering up to 75,000,000 shares of our common stock (the “Shares”) at a price of $1.00 per share, for gross proceeds of up to $75,000,000 (the “Maximum Offering Amount”). We are not charging any investor processing fee, and the Maximum Offering Amount will not be increased by any such fee. The minimum investment established for each investor is $1,000 in Shares. For more information regarding the securities offered hereby, please see the item titled “Securities Being Offered” on page 40.

Shares are being offered on a “best efforts” basis. The sale of Shares will commence within two days from the date this Offering Circular, as amended from time-to-time, is qualified by the Securities and Exchange Commission (“SEC”). This offering will terminate at the earlier to occur of: (i) all Shares offered hereby being sold, (ii) the date three years from the date this Offering Circular, as amended, is qualified with the SEC, or (iii) such earlier date as determined by the Company. Notwithstanding the foregoing, the Company believes that it may reasonably complete this offering within two years from this Offering Circular, as amended, being qualified.

	Price to Public [1]	Underwriting Discount and Commissions [2]	Proceeds to Issuer [3]
Per Share	$1.00	$0.0775	$0.9225
Management Fee (1%)	—	$0.01	—
Selling Commissions (6.75%)	—	$0.0675	—
Total Maximum (75,000,000 Shares)	$75,000,000.00	$5,812,500.00	$69,187,500.00

(1)All amounts in this table and Offering Circular are stated in U.S. dollars. There is no minimum offering amount and no escrow or return of funds if fewer than all Shares are sold. Investor funds will be held in a Company processing account until accepted by the Company, at which time such funds become available to the Company. The Company may conduct multiple closings, no less frequently than every 30 days.

(2)Intec has engaged Andes Capital Group, LLC, a registered broker-dealer, as the exclusive lead placement agent for the Offering. Andes is not purchasing any securities from the Company. Under the Broker-Dealer Agreement dated February __, 2026, Andes will receive:

•6.75% selling commissions on gross proceeds attributable to Andes or any participating syndicate member;

•A 1% management fee based on all gross proceeds raised in the Offering;

•A $10,000 onboarding fee;

•Reimbursement of reasonable out-of-pocket expenses up to $50,000;

The Underwriting Discount and Commissions shown in the table reflect the maximum total 7.75% cash compensation (6.75% selling commission + 1% management fee).

(3)The Company expects to incur additional Offering expenses, including legal, accounting, marketing, and other costs—which are not included in the table above. See “Use of Proceeds.”

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our common stock is not now listed on any national securities exchange, quotation system or the Nasdaq stock market and there is no market for our securities. There is no guarantee, and it is unlikely, that an active trading market will develop in our securities. Investors should be prepared to hold our Shares indefinitely.

This offering is being made pursuant to Tier 2 of Regulation A, following the Form 1-A Offering Circular disclosure format.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 5.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

SUMMARY INFORMATION

This summary highlights some of the information in this Offering Circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors” and the exhibits included with the Offering Statement, before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” “Intec Bioplastics,” and the “Company” refer to Intec Bioplastics, Inc. together with its wholly owned subsidiaries. In instances where we refer emphatically to “Intec Bioplastics, Inc.” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity. The term “Offering Circular” refers to this Offering Circular which comprises Part 2 of the Offering Statement (“Offering Statement”) filed with the SEC on Form 1-A, of which this Offering Circular is a part.

The Company

Intec Bioplastics, Inc. is a bio-resin engineering company incorporated in Wyoming on December 11, 2019. We assist customers in achieving sustainability goals (net zero carbon/waste) through our proprietary EarthPlus® technology. Our lead product is EarthPlus® Hercules BioFlex Stretch Wrap Films, a sustainable alternative to traditional plastics. Our principal executive offices are located at 10648 Painter Ave, Santa Fe Springs, CA 90670, and our telephone number 424 443-9262. Our website address is www.intecbioplastics.com. The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider any information contained on, or that can be accessed through, our website as part of this Offering Circular or in deciding whether to purchase our Shares.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Due to recurring losses from operations and the accumulated deficit the Company’s auditor has stated that substantial doubt exists about the Company’s ability to continue as a going concern.

The consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operations for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. The application of the going concern basis is dependent upon the Company achieving profitable operations to generate sufficient cash flows to fund continuing operations, or, in the absence of adequate cash flows from operations, obtaining additional financing to support operations for the foreseeable future.

Capitalization

We are authorized to issue up to 5,000,000,000 Common Shares with $0.00001 par value per share. As of February 18, 2026, the Company had 1,402,631,500 Shares issued and outstanding. Following this offering, assuming all offered Shares are sold and no Shares outside of this offering are issued, we will have 1,477,631,500 Shares outstanding.

The Company has no warrants or options issued and outstanding:

Use of Proceeds

In general, the Company will use net proceeds from the offering for operational working capital, marketing, capital expenditures and ongoing legal and accounting. See “Use of Proceeds” on page 32 for more detail.

The Offering

This Offering Circular relates to the sale of up to 75,000,000 Shares of our common stock at a price of $1.00 per Share, plus a royalty right as described herein.

Royalty Participation Right Included With Each Investment

In addition to Common Shares, each investor in this Offering will receive a contractual royalty right entitling the investor to receive a pro rata share of the Company’s existing 9% gross-revenue royalty pool. All royalty holders, including those purchasing securities in this Offering, participate on a pro rata basis in the combined royalty pool, which is already diluted and may be further diluted by future issuances.

Each investor’s royalty payments will continue until the investor has received total royalty amounts equal to five times (5×) the investor’s purchase amount, at which point the investor’s royalty right terminates. The Company cannot assure investors that any royalties will ever be paid, that revenue will be sufficient to reach the cap, or that the royalty pool will not be further diluted by future issuances.

Shares are being offered on a “best efforts” basis. The Company has engaged Andes Capital Group, LLC (“Andes”) to act as the lead broker-dealer of record for this Offering. Andes is not being engaged to underwrite or guarantee the sale of any specific amount of securities. There is no minimum offering amount, no escrow arrangement, and no obligation to return investor funds if any minimum number of Shares is not sold. Funds received by the Company will be immediately available for its use upon acceptance of a subscription.

Under the Company’s agreement with Andes, the Company will pay the following compensation and expenses in connection with this Offering, the Company will pay Andes an onboarding fee of $10,000 upon execution of the agreement. The Company will pay Andes a selling commission of 6.75% of the gross proceeds from the sale of Securities directly attributable to Andes’ efforts. The Company will pay each participating syndicate member a 6.75% selling commission on Securities sold through that member’s efforts. The Company will pay Andes a management fee equal to 1% of the gross proceeds from the sale of all Securities in the Offering. The Company will pay Andes, for submission to FINRA, the required FINRA Corporate Filing Fee of $11,750, calculated under FINRA’s formula for a $75,000,000 Regulation A offering. The Company will reimburse Andes for reasonable, documented out-of-pocket expenses, including legal, due-diligence, travel, and marketing expenses, up to a maximum of $50,000. Any amounts above this cap require the Company’s prior written approval.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by wire transfer, ACH, or credit card through our subscription portal at www. .com. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)I under the Securities Act, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

This offering will terminate at the earlier to occur of: (i) all Shares offered hereby are sold, (ii) three years from the date this Offering Circular, as amended, is qualified with the SEC, or (iii) such earlier date as determined by the Company.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S./CAN Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

PRESENTATION OF FINANCIAL INFORMATION

The financial information contained in this Offering Circular derives from (i) the audited financial statements of Intec Bioplastics, Inc. as of and for the fiscal years ended December 31, 2023 and December 31, 2024, and (ii) our unaudited interim financial statements as of and for the six-month period ended June 30, 2025. The audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and have been audited by an independent public accounting firm that is registered with the Public Company Accounting Oversight Board (“PCAOB”) and audited our financial statements in accordance with applicable AICPA and PCAOB standards. The unaudited interim financial statements have been prepared on the same basis as the audited financial statements; however, they do not include all of the information and notes required by GAAP for complete financial statements and are subject to year-end adjustments.

Unless otherwise indicated, the financial information presented in this Offering Circular should be read together with the accompanying notes to the financial statements, which are considered an integral part of those statements. Interim results for the six-month period ended June 30, 2025 are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2025. Certain numerical figures and statistical data included in this Offering Circular have been rounded, and therefore totals may vary slightly from the sum of the individual amounts presented.

Investors should rely only on the financial information contained in this Offering Circular and in the financial statements and notes included in Part III of the Company’s Form 1-A filing. We undertake no obligation to update the financial information except as required by applicable law or regulation.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

This Offering Circular contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are forward-looking statements, including statements regarding our business strategies, market opportunity, future operations, future financial position, projected costs, revenues, prospects, plans, and objectives of management. Forward-looking statements are inherently subject to a variety of risks and uncertainties, many of which are beyond our control, and are often identifiable by the use of words such as “believe,” “expect,” “anticipate,” “contemplate,” “forecast,” “intend,” “seek,” “plan,” “estimate,” “project,” “should,” “may,” “will,” “could,” “would,” “target,” and similar expressions. These statements are based on current expectations, estimates, forecasts, and projections about the industry, markets, and regulatory environment in which we operate, and on the beliefs and assumptions of our management.

These forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other important factors that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in the forward-looking statements. Such factors include, but are not limited to, those described under “Risk Factors”, and risks relating to: our ability to execute our business strategy; general economic and market conditions; supply-chain constraints; volatility in the availability or cost of raw materials; government regulation and changes in laws or policies affecting our industry; our dependence on key personnel; competitive pressures; our ability to raise additional capital; our ability to protect our intellectual property; our limited operating history; and other risks and uncertainties described in this Offering Circular.

You are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. Forward-looking statements should not be interpreted as guarantees of future performance or results, and actual results may differ materially from those anticipated due to the risks and uncertainties described above.

Investors should note that, because we are not a reporting company under the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 (“PSLRA”) safe harbor provisions are not available to us. In addition, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly provide that the statutory safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering, which includes offerings conducted pursuant to Regulation A. As a result, investors should carefully evaluate all forward-looking statements in this Offering Circular with the understanding that we may face greater potential liability for such statements compared to reporting companies relying on the PSLRA safe harbor.

RISK FACTORS

An investment in our common stock involves a high degree of risk and is suitable only for investors who can afford to lose their entire investment. Prospective investors should carefully consider the risks described in this section, together with all of the other information contained in this Offering Circular, before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those that we do not presently know of or that we currently deem immaterial, may also impair our business, financial condition, results of operations, liquidity, or prospects.

Many of the risks described in this section have affected our business, financial condition, and operating results in the past, are currently affecting us, or may affect us in the future. If any of these risks actually occur, our business, financial condition, results of operations, or the value of your investment could be materially and adversely affected. In such an event, you may lose part or all of your investment.

This Offering Circular contains forward-looking statements that involve significant risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements due to the factors described under “Special Information Regarding Forward-Looking Statements” and the risks discussed in this section and elsewhere in this Offering Circular. You should not interpret past performance, historical trends, or prior operating results as indicative of future performance.

The risk factors set forth below represent the material risks that we have identified as of the date of this Offering Circular; however, this discussion does not purport to be exhaustive and may not include all risks that could be relevant to an investment in our common stock. Prospective investors are encouraged to read this entire Offering Circular carefully, assess their own risk tolerance, and consult with their professional advisors before purchasing any Shares.

Risks Related to this Offering and our Common Stock

There is no current market for any shares of the Company’s stock.

There is no established trading market for our Shares and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they may not be able to liquidate their investment or be able to pledge their shares as collateral and should be prepared to hold this investment indefinitely.

The royalty rights offered in this Offering will further dilute and subordinate equity holders, may never be fully paid, and could materially and adversely affect our financial condition and ability to achieve profitability.

In connection with this Offering, investors will receive, in addition to shares of Common Stock, a contractual royalty right entitling them to participate in the Company’s existing royalty pool, which is currently entitled to receive 9% of the Company’s gross revenues. The royalties payable under this Offering will be subject to a cap equal to five times (5×) the dollar amount invested by each respective investor. Once an investor has received royalty payments equal to its 5× cap, its royalty right will terminate.

The royalty pool is already diluted and subject to future dilution, and any new issuances of royalty-bearing securities, including those offered in this Offering, will proportionately reduce the per-investor distribution from the revenue pool. Because royalties are paid from gross revenues, not net profits, these obligations must be paid regardless of whether the Company is profitable. As a result, the payment of these royalties will reduce the amount of revenue otherwise available for operations, debt reduction, research and development, manufacturing expansion, hiring, marketing, or returns to equity holders.

There is no guarantee that the Company will generate sufficient revenue to pay any portion of the royalty obligations, and investors may never receive the full 5× cap, or any royalty at all. The existence of these royalties, and the requirement to remit a portion of gross revenue to royalty holders, has a negative impact on the Company’s income statement, reduces operating cash flow, and may impair the Company’s ability to achieve profitability or secure future financing.

Equity investors should understand that these royalty obligations may materially reduce, delay, or eliminate the proceeds available to equity holders and may significantly limit the long-term financial return on the Shares offered hereby.

Authorized but Unimplemented Reverse Stock Split May Adversely Affect the Value and Liquidity of Your Investment

The Company’s shareholders have approved a reverse stock split of the Company’s outstanding shares in a ratio of between three-for-one (3:1) and twenty-for-one (20:1), which the Board of Directors may implement at any time in its sole discretion. Although the reverse split has not yet been effectuated, the Board may determine to implement it during or after this offering. Any reverse stock split, if implemented, could materially affect the marketability, liquidity, and perceived value of the Company’s securities.

A reverse stock split may result in a reduced number of outstanding shares, which could increase the per-share price but may also reduce the number of shares available for trading, if and when a market develops. Reduced float may increase volatility, widen bid-ask spreads, and limit an investor’s ability to buy or sell shares at desired prices or in desired quantities. There is no assurance that a reverse split will improve the Company’s prospects for listing on a national securities exchange, enhance liquidity, or positively affect the Company’s valuation.

In addition, a reverse stock split does not change the Company’s underlying business, operations, or market capitalization. Investors may perceive a reverse split as a negative signal, which may adversely affect investor sentiment and reduce demand for the Company’s securities. If the reverse split is effected after investors purchase securities in this offering, such investors may experience an adverse impact on the value or liquidity of their investment.

Investors will hold minority interests in the Company.

While the common stock is entitled to vote on Company matters, investors in their individual capacities will represent a minority of the Company’s authorized voting stock. Accordingly, individual investors should anticipate little or no ability to direct the Company’s operations.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may at some point have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach almost 30% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution and Selling Shareholders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the state of California, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 4.1 to the Offering Statement of which this Offering Circular is part. In the agreement, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the state of California, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the U.S. federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of California law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our common stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors (the “Board”). We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our outstanding royalty agreements could significantly reduce our future revenues and impair our ability to achieve profitability, and in some cases entitle investors to receive returns far in excess of their original investment.

We have issued, and may continue to issue, royalty agreements to certain investors in connection with prior debt or financing transactions. These royalty agreements entitle the holders to receive a percentage of our gross revenues, currently 9%, on a quarterly basis until a specified multiple of their original principal investment has been paid. Most of the royalty caps entitle the investor to receive five to ten times the amount of their original investment, sometimes more. As a result, a substantial portion of our future revenue may be contractually obligated to these royalty holders before any revenue becomes available to us for operations, reinvestment, or return on equity.

These royalty arrangements may materially and adversely affect our financial condition in several ways:

•Reduced operating cash flow: Because the royalties apply to gross revenues rather than net profits, they must be paid even if we are operating at a loss.

•Impaired profitability: Large royalty obligations could delay or prevent us from achieving profitability, particularly if revenue growth is slower than expected or production costs increase.

•Limited reinvestment capacity: Royalty obligations divert revenue that would otherwise be available to fund expansion, research and development, marketing, hiring, capital expenditures, or the acquisition of intellectual property.

•Competitive disadvantage: The requirement to pay significant revenue-based royalties may reduce our ability to price competitively, negotiate customer contracts, or secure additional financing.

•Future financing constraints: Current or potential investors, lenders, or strategic partners may view the royalty obligations as a material encumbrance on our revenue, limiting our ability to raise capital on favorable terms.

Because some of these agreements entitle investors to receive amounts far exceeding their original investment, our future revenues could be substantially diminished until such obligations are fully satisfied. If our revenue growth does not materially exceed the royalty payment obligations, our liquidity, financial condition, and long-term business prospects could be severely harmed.

Furthermore, the royalty agreements may contain terms that are complex or subject to interpretation, which could lead to disputes, claims of breach, or costly litigation. Any such conflicts could increase our expenses, distract management, and further reduce available capital.

Our royalty-linked notes could significantly increase our financial obligations and adversely affect our liquidity and operations.

We have issued promissory notes that include royalty-based repayment obligations, under which investors are entitled to receive a percentage of our gross revenues until specified caps are satisfied, caps that typically entitle the investor to receive up to five to ten times, or more, or their original principal investment.

If our revenues are insufficient to satisfy the required royalty payments, or if we fail to make principal or interest payments as scheduled, we may be deemed to be in default under the terms of these notes. A default could entitle holders to pursue legal remedies, including litigation or foreclosure on any collateral (if applicable).

Because the royalty obligations are tied to gross revenues, the required payments may increase significantly if revenue grows, even if our operating costs and capital expenditures consume most or all of our available cash. If future revenue growth triggers higher royalty payment obligations, we may be forced to reduce operating expenses, delay strategic projects, or seek additional financing on unfavorable terms. Any such outcome could impair our liquidity, increase our financial leverage, and materially and adversely affect our ability to continue operating.

Our royalty obligations may significantly reduce or eliminate proceeds available to equity holders, limiting the potential return on investment for purchasers of Common Shares.

Our existing royalty agreements require us to pay a percentage of our gross revenues to certain noteholders until those investors have received substantial multiples of their original investment, typically up to five to ten times or more. These obligations must be satisfied ahead of any return to equity holders, including purchasers of Common Shares in this Offering.

As a result, a significant portion of our future revenues may be diverted to royalty holders for many years, depending on our revenue levels and the total outstanding royalty obligations. These payments reduce the amount of revenue available to:

•reinvest in operations or growth;

•reduce debt;

•acquire intellectual property;

•support capital expenditures;

•accumulate cash reserves; or

•generate profits attributable to shareholders.

Even if the Company achieves substantial revenue growth, the royalty pools, currently requiring 9% of gross revenue to be placed into a combined royalty pool paid out to royalty holders pro rate, may substantially diminish the amount of revenue available to equity investors until the caps are fully satisfied. This structure may delay or eliminate the ability of equity holders to realize a financial return, including through dividends, redemptions, repurchases, or future liquidity events such as a public listing or sale of the Company.

Furthermore, because the royalty payments apply to gross revenues rather than net income, these obligations must be paid regardless of whether the Company is profitable. If our operating expenses rise, or if we invest heavily in production facilities, IP acquisition, or marketing, royalty obligations could further reduce or eliminate returns to equity holders.

Accordingly, investors in this Offering should understand that royalty obligations may materially reduce, delay, or eliminate the proceeds available to equity holders, and may significantly limit the long-term financial return on the Shares offered hereby.

We may need additional capital, and the sale of additional Shares or other equity securities could result in additional dilution to our stockholders.

We may require additional capital for the development and commercialization of our products and may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The Company is authorized to issue 5,000,000,000 shares of common stock. The sale of additional equity securities could result in additional dilution to our stockholders, in an amount that cannot be determined at this time. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

The intended use of proceeds from this offering is more particularly described in the Section titled “Use of Proceeds,” however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our Shares from the Company has been arbitrarily determined.

Our management has determined the Shares offered by the Company. The price of the Shares we are offering was arbitrarily determined based upon the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

The best-efforts structure of this offering may yield insufficient gross proceeds to fully execute our business plan.

Shares are being offered on a best-efforts basis. We are not required to sell any specific number or dollar amount of common stock, but will use our best efforts to sell the Shares offered by us. As a “best efforts” offering, there can be no assurance that the offering contemplated by this Offering Circular will result in any proceeds being made available to us.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation of the Employee Retirement Income Security Act of 1974 (“ERISA”) provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if, at any time, 25% or more of the value of any class of equity interest is held by benefit plan investors. Because we are relying on this exemption, we will not accept investments from benefit plan investments of 25% or more of the value of any class of equity interest. If repurchases of shares reach 25%, we may repurchase shares of benefit plan investors without their consent until we are under such 25% limit. See the section of this offering circular captioned “ERISA Considerations” for additional information regarding the Plan Assets Regulation.

Shares are being offered under an offering exemption under Regulation A and, if it were later determined that such exemption was not available, U.S. purchasers would be entitled to rescind their purchase agreements.

Shares are being offered to prospective investors pursuant to Tier 2 of Regulation A under the Securities Act. Unless the sale of Shares should qualify for such exemption the U.S. investors might have the right to rescind their purchase of Shares. Since compliance with these exemptions is highly technical, it is possible that if an investor were to seek rescission, such investor would succeed. A similar situation prevails under state law in those states where Shares may be offered without registration. If a number of investors were to be successful in seeking rescission, the Company would face severe financial demands that could adversely affect the Company and, thus, the non-rescinding investors. Inasmuch as the basis for relying on exemptions is factual, depending on the Company’s conduct and the conduct of persons contacting prospective investors and making the offering, the Company will not receive a legal opinion to the effect that this offering is exempt from registration under any federal or state law. Instead, the Company will rely on the operative facts as documented as the Company’s basis for such exemptions.

Investors in our securities could experience immediate and substantial dilution after this offering.

The public offering price of our Shares is higher than the pro forma net tangible book value per share of the outstanding Common Shares immediately after this offering. As a result of this dilution, investors purchasing Shares in this offering could receive significantly less than the full purchase price that they paid for the Shares purchased in this offering in the event of a liquidation.

We may experience investment delays.

There may be a delay between the time an investor’s subscription is accepted by the Company and the time the proceeds of this offering are deployed. During these periods (after an investor’s closing but before the Company has deployed the funds), the Company may invest these proceeds in short-term certificates of deposit, money-market funds, or other liquid assets with FDIC-insured and/or NCUA-insured banking institutions, which may not yield a return as high as if deployed towards operations.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

Investors in this offering will be bound by the Subscription Agreement, which includes a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the Company arising out of or relating to these agreements. By signing the Subscription Agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement, other than claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect or are required to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies. Alternatively, in the event we become a public reporting company under the Exchange Act, we may qualify for reduced reporting obligations as a Foreign Private Issuer.

In any case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not Foreign Private Issuers or emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

If we are required to register any Shares under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Company.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.” To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year. Alternatively, we may qualify for a conditional exemption for certain Foreign Private Issuers contained in Rule 12g3-2 under the Exchange Act under limited circumstances. If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption or the Foreign Private Issuer exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any securities under the Exchange Act, it would result in significant expense and reporting requirements that would place a financial burden on the Company and a time burden on our management.

Our management team has limited experience managing a publicly reporting company.

Most members of our management team have limited experience managing a publicly reporting company, interacting with public investors, and complying with the increasingly complex laws pertaining to Regulation A reporting companies. Our management team may not successfully or efficiently manage our transition to being a publicly reporting company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition, and results of operations.

There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with GAAP. Any changes in these estimates, judgments or assumptions, including any changes as a result of changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), which require management to make numerous estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. These estimates, judgments, and assumptions involve inherent uncertainties and are based on management’s evaluation of information that is available at the time the estimates are made. Areas subject to significant estimation and judgment may include, but are not limited to, inventory valuation, revenue recognition, allowance for doubtful accounts, useful lives of long-lived assets, impairment assessments, fair value measurements, and contingencies.

Because estimates and assumptions are inherently uncertain, actual results may differ materially from those reflected in our financial statements. In addition, changes in facts and circumstances, new information, evolving business conditions, or changes in accounting standards or authoritative guidance under GAAP—or the interpretation of such standards—may require us to revise our estimates or adjust our financial statements in future periods. Any such changes could result in material and potentially adverse impacts on our reported financial condition and results of operations, and may cause fluctuations that could make it more difficult for investors to evaluate our performance or compare our results to those of prior periods or other companies.

We have identified material weaknesses in our internal control over financial reporting. If our remediation of the material weaknesses are not effective, or if we experience additional material weaknesses or significant deficiencies in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report. We do not know whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

In connection with the preparation of the Company’s 2023 and 2024 financial statements, we and our independent auditors identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. These material weaknesses related to the following:

1.The Company does not have written documentation of their internal control system in accordance with the requirements of the Committee on Sponsoring Organizations (“COSO”) or some similarly appropriate internal control methodology.

2.The Company failed to properly record a material amount of stock compensation in 2024.  An adjustment was made to correct the error.

During 2025, the Company commenced remediation efforts to address the identified material weaknesses which including engaging third-party professionals with whom to consult regarding complex accounting applications. However, we cannot assure you that these measures will significantly improve or remediate the material weaknesses described above. As of the date of this Offering Statement, the material weaknesses have not been remediated.

We may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

Risks Related to our Business

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As an early-stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a newer business. Accordingly, our business and success face risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We anticipate needing additional funding to pursue additional product development and launch and commercialize our products. There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel additional product development or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay future expansion and/or commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

Our financial situation creates doubt whether we will continue as a going concern.

Our audited financial statements for the year ended December 31, 2024 reflect significant operating losses, negative cash flows, and a substantial accumulated deficit, all of which raise substantial doubt about our ability to continue as a going concern. For the year ended December 31, 2024, we incurred a net loss of $26,270,031 (2023 – net loss of $7,419,591). As of December 31, 2024, we had an accumulated deficit of approximately $36,034,898 (December 31, 2023 – accumulated deficit of $9,764,867) and negative working capital of approximately $5.2 million. Our operations used approximately $2.6 million of cash during 2024, and we ended the year with only $581 of cash on hand.

Our most recent interim financial statements reflect continued losses and further deterioration in our financial condition. For the six months ended June 30, 2025, we incurred a net loss of $6,166,524, had an accumulated deficit of approximately $42,201,422, and a negative working capital position of approximately $6.1 million. We used approximately $700,000 of cash in operating activities during that six-month period and had only $220,568 in cash at June 30, 2025.

Our ability to continue as a going concern is dependent on our ability to obtain additional capital through equity financing, debt financing, or other strategic sources of funding; achieve further operating efficiencies; reduce expenditures; and ultimately generate significantly greater revenue. We currently do not have sufficient resources to repay our debt obligations, support our operating activities, or fully implement our business plan. As disclosed in our financial statements, our independent PCAOB-registered auditors have included an explanatory paragraph expressing substantial doubt regarding our ability to continue as a going concern.

There is no assurance that additional financing will be available to us on acceptable terms, or at all. If we are unable to secure additional capital when needed, we may be forced to significantly curtail or cease operations, delay or abandon our growth plans, restructure or renegotiate our existing obligations, or pursue other strategic alternatives. Any of these events could have a material adverse effect on our business, financial condition, and results of operations, and could result in our stockholders losing some or all of their investment in the Company.

We depend heavily on key personnel, including our Founder and Advisor, Edward Showalter, and the loss of any such individual could materially harm our business, prospects, and ability to execute our strategy.

Our future success depends heavily on the continued service, leadership, and strategic direction provided by certain key personnel, including our Founder and Advisor, Edward Showalter, as well as members of our senior management team. Mr. Showalter has more than 50 years of experience in business development and intellectual property innovation, and he is the creator of more than 100 patents and patent-pending applications relating to bioplastic resins, food and beverage technologies, medical devices, advanced manufacturing techniques, blockchain applications, electronic systems, and virtual game technologies. His extensive industry knowledge, product development expertise, intellectual property portfolio, and longstanding relationships are critical to our competitive position and our ability to develop, commercialize, and scale our technology.

We rely on the skills, experience, and historical knowledge of Mr. Showalter and senior management personnel to manage product development, operational strategy, intellectual property initiatives, manufacturing relationships, and sales and marketing efforts. The loss of Mr. Showalter, or any other key individual, whether due to resignation, illness, disability, death, or other reasons, could disrupt or delay our business operations, impede our ability to develop or commercialize our products, impair our ability to raise capital, reduce our institutional knowledge base, and negatively impact our strategic direction.

We face intense competition for qualified executives, engineers, technical advisors, and other personnel with relevant experience in bioplastics, materials science, manufacturing, and early-stage company operations. We may not be successful in attracting or retaining the personnel necessary to achieve our business objectives. Additionally, we do not maintain “key person” life insurance on Mr. Showalter or any member of our management team. As a result, the Company and investors may have limited or no recourse in the event of an unexpected loss of a key individual.

Any inability to retain Mr. Showalter or members of senior management, or to recruit suitable replacements, could have a material and adverse effect on our business, financial condition, results of operations, product development timeline, and overall prospects. In such circumstances, investors could lose some or all of their investment in the Company.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for research and product development work and expansion. If we cannot raise sufficient capital, we may have limited ability to expend the capital necessary to undertake or complete research and product development work and acquisitions. There can be no assurance that debt or equity financing will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Terms of subsequent financings may adversely impact your investment.

We will likely need to engage in common equity, debt, or preferred stock financings in the future, which may reduce the value of your investment in the Common Stock. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise more equity capital from the sale of Common Stock, institutional or other investors may negotiate terms that are likely to be more favorable than the terms of your investment, and possibly a lower purchase price per share.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

We intend to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

We may expend our limited resources to pursue a particular product and may fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we have focused our efforts on particular products. As a result, we may forego or delay pursuit of opportunities with other products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Any failure to improperly assess potential products could result in missed opportunities and/or our focus on products with low market potential, which would harm our business and financial condition.

We engage in transactions with related parties, including our Founder, Edward Showalter, whose indirect stockholder control and financial interests present conflicts of interest that could adversely affect us and our stockholders.

We have entered into, and expect to continue entering into, transactions with related parties in the ordinary course of our business, including for financing, intellectual property acquisition and licensing, consulting services, operational support, and other corporate functions. These transactions inherently present actual, potential, and perceived conflicts of interest, particularly where terms may not reflect those that would have been obtained in negotiations with an unrelated third party.

A substantial portion of these related-party arrangements involves our Founder Edward Showalter, who controls the intellectual property and patent portfolio underlying much of our business. The Company intends to acquire patents and intellectual property from Mr. Showalter, and we intend to use a portion of the proceeds from this Offering to make payments to him in connection with these IP transfers. Because Mr. Showalter’s history with the Company, the terms may be more or less favorable to us than those we could have secured from an independent third party.

In addition, Mr. Showalter indirectly owns a majority of our outstanding shares, giving him substantial voting control over the Company. As a result, he may be able to influence or effectively determine the outcome of matters requiring stockholder approval, including the approval of related-party transactions, election of directors, issuance of securities, and decisions regarding mergers, asset sales, or other significant corporate actions. His personal financial interests, including interests related to the sale or licensing of his intellectual property, may not always be aligned with the interests of the Company or its minority stockholders.

These relationships increase the risk that decisions will be made, or will appear to be made, based on the personal or financial interests of related parties rather than on the best interests of the Company. The existence or perception of such conflicts may negatively affect investor confidence, impair our ability to raise capital on acceptable terms, subject us to increased regulatory scrutiny, and could have a material adverse effect on our business, financial condition, results of operations, and liquidity.

Any inability to protect our intellectual property rights could reduce the value of our technologies and brands, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our trademarks, trade secrets, copyrights and other intellectual property rights. There is a risk of certain valuable trade secrets being exposed to potential infringers. In addition, we do not own the formula for our product and third parties may purchase our product from our supplier or may counterfeit our products. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business reputation or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property and/or counterfeiting of our products, we could lose potential revenue, experience diminished brand reputation, and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

If we fail to comply with government laws and regulations it could have a materially adverse effect on our business.

We are subject to extensive foreign, federal, state and local laws and regulations that are extremely complex. We exercise care in structuring our operations to comply in all material respects with applicable laws to the extent possible. We will also take such laws into account when planning future operations and acquisitions. The laws, rules and regulations described above are complex and subject to interpretation. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance however that we will not be found in noncompliance in any particular situation.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel, risks posed by natural disasters, risks of lawsuits from our employees, and risks of lawsuits from customers who are injured from or dissatisfied with our products. Any of these risks may result in significant losses. We cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We rely on third parties to provide services essential to the success of our business.

We rely on third parties to provide a variety of essential business functions for us, including manufacturing, shipping, accounting, legal work, public relations, advertising, retailing, and distribution. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. It is possible that we will experience delays, defects, errors, or other problems with their work that will materially impact our operations and we may have little or no recourse to recover damages for these losses. A disruption in these key or other suppliers operations could materially and adversely affect our business. As a result, your investment could be adversely impacted by our reliance on third parties and their performance.

The Company is vulnerable to cyber-security risks.

We may be vulnerable to hackers who may access the data of our investors and customers. Any disruptions of services due to cyber attacks could harm our reputation and materially negatively impact our financial condition and business.

The commercial success of our business depends on widespread market acceptance of our proprietary bioplastic technologies, including EarthPlus®, Hercules BioFlex™ films, and EarthPCB™ resins. Failure to achieve market adoption would materially harm our business and may force us to cease operations.

Our business strategy relies heavily on the successful commercial adoption of products manufactured using our proprietary biopolymer technologies—including our EarthPlus® bio-resin platform, our Hercules BioFlex™ stretch-wrap and grow-bag films, and the EarthPCB™ (Earth Plant Compostable Biodegradable) resin technologies that we currently own or that we intend to acquire from our Founder, Edward Showalter. As described in our corporate materials, Intec’s intellectual property portfolio consists of numerous U.S. patents and patent-pending applications covering bio-resins, biodegradable and compostable compositions, and sustainable manufacturing processes. The Showalter patents include EarthPCB™ compositions designed to use plant-based polyethylene, starches, proteins, and biodegradation additives to create bioplastic materials with enhanced strength, flexibility, and biodegradability. The commercial success of our Company depends significantly on the ability of these technologies to gain meaningful traction in the marketplace.

The market for sustainable, plant-based, biodegradable, and recyclable plastics remains highly competitive and still developing. While we believe EarthPlus® and EarthPCB™ offer performance advantages—including temperature tolerance, durability, recyclability with LDPE plastics, APR certification for certain applications, and potential biodegradability timelines of less than three years under ASTM testing conditions—the plastics market as a whole is dominated by well-established, well-capitalized petroleum-based plastics manufacturers and existing bio-plastic competitors (such as PLA and PHA producers). It is difficult to predict with reliability the size, pace, or viability of the market opportunity for our products, including Hercules BioFlex™ stretch-wrap films, plant-based milk jugs, and other packaging, industrial, or consumer applications.

Achieving market acceptance will require that third-party manufacturers, distributors, industrial buyers, and consumers perceive our technologies as offering meaningful advantages over conventional plastics, both technically and economically. This will require substantial efforts in marketing, education, customer acquisition, certifications, product testing, and pricing strategy, and we may not have sufficient resources, personnel, or relationships to overcome market resistance or entrenched competitors. We also have limited internal marketing capacity, and to date, most marketing and business development efforts have been conducted by senior management.

Because a significant portion of our technology is owned or invented by Edward Showalter, and because a portion of the proceeds from this offering will be used to acquire or license his patent portfolio, our ability to commercialize these technologies also depends on successfully completing these IP acquisitions on appropriate terms. Any delays, disputes, valuation issues, or failures to secure full ownership rights could limit our ability to manufacture, license, or defend our core technology.

There can be no assurance that our EarthPlus®, Hercules BioFlex™, or EarthPCB™ technologies will achieve broad commercial adoption, that customers will perceive our products as superior or cost-effective, or that competing technologies will not outperform our own. If our products fail to gain market acceptance, we may be unable to generate sufficient revenue to sustain operations, and we could be forced to significantly curtail or cease our business. In such circumstances, investors could lose all or a substantial portion of their investment.

Because we currently sell only a single product, our stretch-wrap films, and rely entirely on a third-party manufacturer to produce them, any disruption in that relationship could materially harm our business.

At present, our commercial operations consist solely of distributing, marketing, and selling our EarthPlus® Hercules BioFlex™ stretch-wrap films, all of which are manufactured exclusively by a single third-party supplier. We do not currently produce any of our own materials, films, or resins, nor do we control the manufacturing process. As a result, our ability to generate revenue depends entirely on the continued availability of this supplier to manufacture our stretch-wrap films in accordance with required specifications, quality standards, pricing, and delivery schedules.

Our supply arrangement may require us to meet minimum purchase volumes, sales thresholds, or other performance obligations. If we fail to meet these requirements, or if we otherwise breach or become unable to comply with the terms of our manufacturing or supply agreement, the supplier may terminate or decline to continue supplying our product. If our supply agreement were terminated, allowed to expire, or not renewed on acceptable terms, we would no longer be able to source our stretch-wrap films from this manufacturer.

Although alternative film manufacturers exist, there is no assurance that we would be able to secure another supplier on terms favorable to us, or at all, particularly one capable of producing plant-based, recyclable, or biodegradable stretch-wrap films that meet the performance characteristics, thickness, strength, melt-flow properties, APR recyclability requirements, and technical specifications of our current product. Transitioning to a new manufacturer could be time-consuming, operationally disruptive, and expensive, and may require extensive requalification, reformulation, or testing of product specifications. Such a change could also result in supply interruptions, quality issues, changes in material performance, or loss of customer confidence.

If we experience delays or difficulties in securing an alternative supplier, reconfiguring production, or revalidating materials to meet product requirements, our operations could be materially disrupted. Any such disruption could adversely affect our ability to fulfill customer orders, generate revenue, maintain market presence, or achieve our growth plans. As a result, the loss of our current manufacturing relationship, or any material interruption in our supply chain, could have a material adverse effect on our business, financial condition, operating results, and reputation.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

To protect our proprietary technologies and processes, we rely on trade secret protection. Although we have taken security measures to protect our trade secrets and other proprietary information, these measures may not provide adequate protection for such information. Our policy is to execute confidentiality and proprietary information agreements with each of our employees and consultants upon the commencement of an employment or consulting arrangement with us. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not be disclosed to third parties. These agreements also generally provide that technology conceived by the individual in the course of rendering services to us shall be our exclusive property. Even though these agreements are in place there can be no assurances that that trade secrets and proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, or that we can fully protect our trade secrets and proprietary information. Violations by others of our confidentiality agreements and the loss of employees who have specialized knowledge and expertise could harm our competitive position and cause our sales and operating results to decline as a result of increased competition. Costly and time-consuming litigation might be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection might adversely affect our ability to continue our research or bring products to market.

Established plastics and stretch-wrap manufacturers may improve the environmental performance of their products or develop competing sustainable technologies, which could reduce the competitiveness of our products and negatively affect our business.

We operate in the highly competitive plastics and packaging materials industry, where many established manufacturers, including major producers of conventional stretch-wrap and shrink-wrap films, possess significantly greater financial resources, research and development capabilities, manufacturing capacity, distribution networks, and brand recognition than we do. These incumbent companies may invest heavily in improving the environmental impact of their existing petroleum-based products, including through increased recyclability, higher post-consumer recycled content, reduced microplastic generation, or improvements in circular-economy performance. They may also develop or acquire their own bio-based, biodegradable, compostable, or recyclable film technologies that compete directly with our EarthPlus® and Hercules BioFlex™ stretch-wrap products.

If established manufacturers succeed in making meaningful environmental improvements to their traditional plastic films, or in developing their own new sustainable alternatives, customers may perceive those products as comparable to—or more cost-effective, durable, scalable, or easier to integrate into existing systems than—our products. Large competitors may also be able to offer lower pricing, bundling options, superior distribution, or more favorable supply terms due to economies of scale that we currently do not possess.

Any such advancements by competing manufacturers could reduce the relative advantages of our technology, undermine our marketing position, limit our ability to differentiate our products, delay market adoption, or cause potential customers to remain with or return to traditional plastics. As a result, improvements by established manufacturers could materially and adversely affect our ability to achieve market penetration, generate revenue, or grow our business.

We face competition from numerous competitors, many of whom have far greater resources than we have currently, which may make it more difficult for us to achieve significant market penetration.

The biodegradable product market is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants.

Many of our competitors are large, well-capitalized companies with significantly more market share and resources than we have. As a consequence, they are able to spend more aggressively on product development, marketing, sales and other product initiatives than we can. Many of these competitors have, among other things:

●significantly greater name recognition;

●larger and more established distribution networks;

●additional lines of products and the ability to bundle products to offer higher discounts or other incentives to gain a competitive advantage;

Our current competitors or other companies may at any time develop additional products that compete with our products. If any company develops products that compete with or are superior to our products, our revenue may decline. In addition, some of our competitors may compete by lowering the price of their products. If prices were to fall, we may not be able to improve our gross margins or sales growth sufficiently to maintain and grow our profitability.

Given our limited resources and early stage of development, we may be unable to effectively manage or sustain our anticipated growth.

Our business strategy contemplates significant growth, including expanding sales of our stretch-wrap products, targeting high-growth end markets, developing new biodegradable formulations, and, if we successfully acquire the intellectual property rights to the underlying resin technologies, commencing and scaling the internal manufacturing of our organic resins. Executing these initiatives will require substantial management attention and significant operational, technical, and financial resources that we do not currently possess. At present, we rely entirely on third-party manufacturers to produce our stretch-wrap films, and we have no internal resin-manufacturing capabilities. Transitioning from a single-product, outsourced model to a diversified, vertically integrated bioplastics operation would require us to develop or acquire facilities, production equipment, qualified personnel, supply-chain systems, and quality-control processes, all of which involve significant risk.

As our operations and headcount grow, we may face increasing demands on our management team, administrative functions, financial controls, information systems, and compliance infrastructure. If we attempt to scale manufacturing or expand our product portfolio, we may encounter unexpected technical obstacles, production delays, cost overruns, and supply-chain constraints—particularly if we seek to commercialize the EarthPlus®, EarthPCB™, or similar proprietary biopolymer technologies. Because these technologies are complex and may involve novel formulations or processing requirements, we may underestimate the time, capital, and expertise required to bring them into reliable commercial production.

There is no assurance that we will be able to obtain the facilities, equipment, personnel, or financing necessary to support our planned growth, or that our management team will be able to effectively oversee an expanding and more complex organization. If we fail to adequately manage growth, whether due to limited resources, operational inefficiencies, insufficient manufacturing capacity, inability to recruit and retain qualified employees, or delays in acquiring and integrating critical intellectual property, our business, financial condition, operating results, and prospects could be materially and adversely affected. In such circumstances, the trading price of our Common Shares could also decline significantly.

Disruptions in global financial markets could impair our ability to raise the capital required to continue and expand our operations, and could adversely affect our results of operations, financial condition, cash flows, and the market price of our Common Shares.

Our business depends heavily on our ability to raise additional capital to fund operations, expand production capacity, acquire intellectual property, and pursue our growth strategy. We face risks arising from changes in domestic and global economic conditions, fluctuations in interest rates, tightening credit markets, inflationary pressures, geopolitical instability, banking-sector volatility, and disruptions in the securities and capital markets. Periods of significant market instability, whether caused by macroeconomic conditions, supply-chain disruptions, political events, public health emergencies, regulatory changes, or other systemic factors, can reduce investor appetite for early-stage companies, limit liquidity, restrict access to financing, and increase the cost of capital.

Adverse developments in the financial markets may prevent us from raising capital on acceptable terms, or at all, regardless of our financial performance or growth prospects. We cannot predict the duration or severity of current or future market disruptions. If capital becomes unavailable or prohibitively expensive, we may be forced to slow or suspend planned expansion, delay or abandon product development or manufacturing initiatives, reduce operating expenditures, restructure existing obligations, or explore other strategic alternatives. Any inability to obtain adequate financing when needed could materially and adversely affect our operations, financial condition, and cash flows, and could cause the market price of our Common Shares to decline significantly.

Fluctuations in the cost of raw materials and competing petrochemical plastics could negatively affect our results of operations and financial condition.

Our operating results depend significantly on the cost and availability of the raw materials used to manufacture our stretch-wrap films and, in the future, the plant-based resin technologies we intend to commercialize. These materials include plant-based polyethylene, natural starches, calcium carbonate, biodegradation additives, and other input components used in bio-resin formulations such as EarthPlus® and EarthPCB™. The prices of these materials are subject to substantial volatility driven by agricultural yields, global supply-chain disruptions, energy and transportation costs, commodity market fluctuations, and macroeconomic conditions. Many of these factors are outside of our control.

In addition, our products compete directly with traditional petroleum-based plastics such as polyethylene (PE), polypropylene (PP), and polyethylene terephthalate (PET), whose pricing is tied to global oil and petrochemical markets. If petroleum-based plastics experience significant price declines—whether due to lower crude oil prices, oversupply, improved recycling economics, or increased production capacity—our plant-based products may become relatively more expensive and less attractive to customers. Conversely, increases of 10% to 25% or more in the cost of plant-based raw materials relative to conventional plastics could reduce our margins, impair our ability to price competitively, and limit customer adoption.

Our ability to offset raw-material cost increases through pricing adjustments is uncertain and may be constrained by competitive pressures, long-term customer relationships, or customer preference for lower-cost petroleum-based alternatives. We may not be able to pass higher input costs on to our customers in a timely manner, or at all. If we are unable to secure stable supply at acceptable prices, or if volatility in raw-material costs materially increases the cost differential between our films and conventional plastics, our business, financial condition, and results of operations could be materially and adversely affected.

Our current and planned products, including stretch-wrap films, beverage containers, and other food-contact packaging, may be subject to U.S. Food and Drug Administration regulation, and failure to comply with applicable requirements could materially harm our business.

We intend to manufacture and sell a range of products that may be used in direct or indirect contact with food and beverages—including stretch-wrap films, produce grow bags, milk jugs, food trays, cups, clamshells, and other packaging made with our EarthPlus®, Hercules BioFlex™, and EarthPCB™ bio-resin technologies. In the United States, the U.S. Food and Drug Administration (“FDA”) regulates substances used in food-contact materials, not the finished packaging article as a whole. A food-contact article complies with FDA requirements only if each individual component used in the material is (i) authorized under an applicable food-contact regulation, Food Contact Notification (“FCN”), Threshold of Regulation exemption, or prior-sanctioned use, or (ii) generally recognized as safe (“GRAS”) for the intended application and is of suitable purity.

Several of the components used in our bio-resins—such as plant-based polyethylene, starches, calcium carbonate, and certain biodegradation additives—have been cleared for food-contact uses under relevant FDA provisions. Based on available information, we believe that our materials intended for food-contact uses comply with applicable regulations. However, compliance is not static. Changes in our formulations, changes in our suppliers’ formulations, modifications to processing methods, introduction of new colorants or additives, or expansion into new categories of food-contact applications (such as hot-fill, high-acid foods, freezer storage, or microwave use) could require additional FDA clearances, testing, or regulatory submissions.

If any of our components or finished products fail to meet FDA requirements, whether due to regulatory changes, supplier non-compliance, formulation drift, misinterpretation of the regulations, or other factors, our products could become adulterated or misbranded under the Federal Food, Drug, and Cosmetic Act. This could result in product recalls, import detentions, seizure of goods, warning letters, civil or criminal penalties, loss of customer contracts, suspension of commercial shipments, or delays in product launches. Compliance failures could also require expensive reformulation, retesting, or revalidation of our materials.

As we expand into producing rigid food and beverage containers, our exposure to these regulatory risks will increase, as these applications often require higher levels of regulatory scrutiny and verification. Any inability to secure or maintain necessary FDA clearances—or any interruption in our compliance status—could materially and adversely affect our business, financial condition, results of operations, and reputation.

Regulatory changes affecting our business or the end-use markets for our products could materially and adversely impact our financial condition and results of operations.

We operate in highly regulated markets, including those governing plastics, bioplastics, food-contact materials, packaging, recycling, environmental sustainability, and waste management. Our current and planned products—such as stretch-wrap films, produce grow bags, milk jugs, beverage containers, and other food and consumer packaging—may be subject to oversight from federal, state, and local authorities, including but not limited to the U.S. Food and Drug Administration (“FDA”), the Environmental Protection Agency (“EPA”), state Departments of Health, state environmental agencies, and international regulatory bodies if we expand into foreign markets.

Changes in these regulatory frameworks, or the adoption of new laws affecting plastics, compostability, recyclability, PFAS content, extended producer responsibility (“EPR”), greenhouse-gas reporting, labeling, or environmental claims, could require us to reformulate our products, modify our labeling and marketing practices, undertake additional testing, or incur substantial compliance costs. For example, evolving EPR mandates, restrictions on single-use plastics, or new standards for biodegradability or food-contact safety could materially affect demand for our products or alter the economics of our supply chain.

Failure to comply with applicable regulations—or delays in obtaining new regulatory clearances—could result in seizures, recalls, civil or criminal penalties, injunctions, loss of customer contracts, or an inability to distribute or sell certain products. Even well-intentioned environmental or sustainability legislation could impose requirements that are difficult, costly, or impossible for us to meet on a commercially viable basis.

Any such regulatory changes or enforcement actions could adversely impact the development, distribution, and sale of our products, increase our operating expenses, restrict our addressable markets, and materially harm our revenue, financial condition, results of operations, and reputation.

We may be subject to product liability claims arising from failures or alleged defects in our products or in products made from our materials, which could expose us to significant damages and adversely affect our financial condition.

Our stretch-wrap films and the bio-resin technologies we intend to commercialize may be incorporated into products that are sold to end users in a wide range of applications, including food and beverage packaging, consumer goods, medical packaging, industrial materials, and other uses. Because our materials can provide critical performance characteristics, such as strength, durability, food safety, shelf stability, temperature tolerance, and biodegradability, any failure or alleged defect in our products or in an end customer’s product containing our materials could result in product liability claims.

If an end user were to allege that a product made from or packaged with our materials caused injury, contamination, spoilage, environmental damage, or property loss, they may bring a claim directly against us or against our customer. In the latter case, our customer may assert claims against us for indemnification, contribution, breach of warranty, or other theories of liability. Even when we believe a claim is without merit, defending against product liability actions can be costly, time-consuming, and disruptive to our business.

A successful product liability claim, or a series of claims, could result in significant damages, mandatory recalls, regulatory investigations, loss of customer relationships, reputational harm, and increased insurance premiums. If damages exceed our available insurance coverage or if coverage is denied, we would be required to pay those amounts directly. Because we are an early-stage company with limited capital resources, any material product liability exposure could have a substantial and adverse effect on our financial condition, operating results, cash flows, and our ability to continue our operations.

If our products fail to perform as expected, or if the reliability or scientific basis of our technologies is questioned, we could experience lost revenue, reduced market acceptance, increased costs, and significant reputational harm.

The commercial viability of our business depends on customer and end-user confidence in the performance, safety, durability, biodegradability, recyclability, and regulatory compliance of our products, including our EarthPlus® and EarthPCB™ bio-resin technologies, our Hercules BioFlex™ stretch-wrap films, and any future food and beverage packaging we produce. Many of our products are manufactured by third-party converters and processors, and we therefore have limited control over manufacturing conditions, quality assurance procedures, handling, storage, or downstream product performance once our materials leave our control.

If our products, or products made using our materials, fail to meet expected performance criteria, including strength, clarity, shelf life, temperature tolerance, or biodegradation characteristics under real-world conditions, customers may question the reliability of our technology or the scientific basis for our environmental claims. Allegations that our materials do not perform as represented, even if ultimately unfounded, could lead to lost sales, order cancellations, product returns, or the discontinuation of customer trials or commercial programs.

•Any perceived defect, inconsistency, or unexpected behavior in our materials or finished products could result in:

•delayed or reduced market acceptance,

•loss of revenue and customers,

•damage to our reputation and brand,

•increased customer service, warranty, or support costs,

•diversion of management and engineering resources,

•regulatory inquiries relating to biodegradability, compostability, or food-contact safety,

•higher insurance premiums, or

•litigation or indemnification claims.

These risks may be heightened in applications involving food and beverage packaging, where performance failures may implicate food safety, shelf life, contamination, or regulatory compliance.

Even after technical issues are resolved, lingering concerns within the market about the reliability of our technology, or about the consistency of third-party manufacturing using our materials, could continue to adversely affect customer adoption, reduce sales, and materially harm our business, operating results, financial condition, and prospects.

If our supplier is unable to manufacture our product in sufficient quantities and in a timely manner, our operating results will be harmed, our ability to generate revenue could be diminished and our gross margin may be negatively impacted.

Our revenues and other operating results will depend in large part on our suppliers’ ability to manufacture and assemble our organic resins product in sufficient quantities and in a timely manner. Any interruptions experienced in the manufacturing or shipping of our product could delay our ability to recognize revenues in a particular quarter. Manufacturing problems can and do arise, and as demand for our product increases, any such problems could have an increasingly significant impact on our operating results. While we have not generally experienced problems with, or delays in, our supplier’s production capabilities that resulted in delays in our ability to ship our organic resins product, there can be no assurance that we will not encounter such problems in the future. We may not be able to quickly ship the product and recognize anticipated revenues for a given period if we experience significant delays in the manufacturing process. In addition, our supplier must maintain sufficient production capacity in order to meet anticipated customer demand. If our supplier is unable to manufacture our product consistently, in sufficient quantities, and on a timely basis, our bioprocessing revenue, gross margins and our other operating results will be materially and adversely affected.

Our operating results may fluctuate significantly, our customers’ purchasing patterns are difficult to predict, and these fluctuations may adversely affect the value of your investment, particularly because our Common Shares are not publicly traded and may not become tradable for several years, if ever.

Our operating results may vary substantially from period to period due to a number of factors, many of which are outside of our control. Because we currently sell only a single commercial product—our Hercules BioFlex™ stretch-wrap films—and rely on third-party manufacturers and variable customer demand cycles, even modest changes in order timing, customer forecasts, supply-chain conditions, or market activity can materially affect our results. As we work toward expanding into additional product categories, including food and beverage containers and other packaging applications, our results may also be affected by uncertainties in development timelines, regulatory requirements, customer qualification cycles, and end-user adoption rates, all of which are inherently difficult to predict.

Our cost structure includes significant fixed or semi-fixed expenses, such as research and development, regulatory compliance, sales and marketing, and general and administrative costs, which do not decrease proportionally with reductions in revenue. As a result, declines or delays in quarterly revenue may have an outsized negative effect on our operating results and liquidity.

Because our revenue and expenses may fluctuate widely from period to period, period-to-period comparisons are unlikely to be meaningful indicators of future performance. Moreover, our Common Shares are not currently traded on any public market and are not expected to be publicly traded for at least two years, if ever. Accordingly, investors will not have the ability to sell their shares in response to fluctuations in our operating results, and the illiquid nature of our securities may limit your ability to realize any value from your investment.

If our operating results are weaker than expected, if we are unable to achieve consistent revenue growth, or if our financial performance becomes more volatile than anticipated, the value of your investment could be materially and adversely affected, particularly given the lack of any existing public market for our Common Shares.

We may not be able to timely fill orders for our products.

In order for us to successfully market our product, we must be able to timely fill orders for our product. Our ability to timely meet our supply requirements will depend on numerous factors including our ability to successfully maintain an effective distribution network and to maintain adequate inventories and the ability of the Company or third parties to adequately produce the Company’s product in volumes sufficient to meet demand. Failure of the Company to adequately supply its products to manufacturers of biodegradable plastic products to adequately produce products to meet demand could materially adversely impact the operations of the Company.

If our supply chain is disrupted, including disruptions affecting our single third-party manufacturer, our business, financial condition, and results of operations could be materially and adversely affected.

We currently rely on a single third-party manufacturer to produce our Hercules BioFlex™ stretch-wrap films, which are presently our only commercial product. Because we do not control the manufacturing facilities, equipment, personnel, raw-material sourcing, or quality-assurance processes used to produce these films, any interruption in our supplier’s operations could immediately and materially affect our ability to manufacture, package, ship, and sell products to customers.

Our supply chain and the operations of our third-party manufacturer could be disrupted by a wide range of events, including:

•shortages or delays in obtaining plant-based polyethylene, starches, calcium carbonate, biodegradation additives, or other raw materials used in bio-resin formulations;

•equipment failures, production errors, contamination events, or quality-control issues;

•natural disasters, fires, floods, or other catastrophic events affecting manufacturing facilities;

•labor shortages, strikes, or workforce disruptions;

•transportation delays, port congestion, or logistics failures;

•regulatory actions affecting the manufacturer or its facilities; and

•adverse financial or business conditions affecting the manufacturer’s ability to operate.

Because we have no alternative approved manufacturer, any disruption—whether short-term or long-term—could lead to product shortages, delayed shipments, lost revenue, customer dissatisfaction, reputational harm, and the loss of existing or prospective customer relationships. Even if we are able to identify another manufacturer, qualifying a new facility may be expensive, time-consuming, and operationally disruptive, and the new supplier may not be able to meet our product specifications, volume requirements, or cost structure.

As we pursue our strategy of developing and commercializing additional bio-resin technologies and food-contact or beverage-container products, our reliance on complex supply chains will likely increase, potentially exposing us to greater operational risk. Any material disruption in our supply chain or the operations of our third-party manufacturer could adversely affect our business, financial condition, operating results, and prospects.

Unavailability of raw materials used to manufacture our organic resins product, increases in the price of the raw materials, or the necessity of finding alternative raw materials to use in our products could delay the introduction and market acceptance of our products.

The failure by us (upon acquisition of the intellectual property rights to the resins) or third-party manufacturers to procure adequate supplies of raw materials could delay the commercial introduction or shipment and hinder market acceptance of biodegradable plastic manufacturers of our Intec Bioplastics resins. For example, we need to maintain readily available supplies of the Intec Bioplastics resins in commercial quantities. If the supply of Intec Bioplastics resins is disrupted, we may need to seek alternative sources of raw materials or modify our product formulations if the cost or availability of the Intec Bioplastics resins becomes prohibitive.

We may be unable to successfully compete in the highly competitive and rapidly evolving market for environmentally friendly plastic products.

The market for environmentally friendly plastics, including biodegradable, compostable, recyclable, and plant-based materials, is growing rapidly but remains intensely competitive. Numerous established multinational plastics manufacturers, specialty biopolymer developers, resin producers, and packaging converters have entered or expanded within this sector. Many of these competitors possess substantially greater financial resources, manufacturing capacity, research and development capabilities, regulatory expertise, supply-chain relationships, and brand recognition than we do. Several companies have launched biodegradable or plant-based alternatives to traditional plastics in recent years, and additional competitors are likely to emerge as global demand for sustainable packaging continues to grow.

Our Hercules BioFlex™ stretch-wrap films, and any future products, including food and beverage containers, milk jugs, cups, trays, and EarthPlus® or EarthPCB™-based resin formulations, must compete against both (i) established petroleum-based plastics that remain inexpensive and widely available, and (ii) competing bioplastic or recyclable technologies offered by larger, better-capitalized companies. Market acceptance of our products will depend on our ability to demonstrate superior performance, cost-effectiveness, regulatory compliance, and environmental benefits, as well as our ability to secure customer commitments and build brand recognition in a crowded marketplace.

Because we are an early-stage company with limited financial resources, limited manufacturing control, and a single existing commercial product, our ability to penetrate B2B industrial, packaging, consumer-goods, or food-contact markets may be constrained. Potential customers may view our limited operating history, modest scale, or reliance on third-party manufacturing as disadvantages relative to larger or more established suppliers. Even if our products prove technologically superior, we may be unable to match competitors’ pricing, secure long-term contracts, obtain shelf space, or achieve the production volumes necessary to satisfy customer requirements.

If we are unable to differentiate our products, maintain competitive pricing, or otherwise compete effectively with existing or new market participants, our ability to grow revenue, expand customer adoption, and achieve profitability could be materially and adversely affected.

Large incumbent stretch-wrap and packaging manufacturers may improve the recyclability, sustainability, or performance of their products, which could reduce the competitiveness of our stretch-wrap films and impair our ability to gain market share.

The stretch-wrap and industrial packaging markets are dominated by large, well-established manufacturers with substantial financial resources, extensive distribution networks, global supply chains, and recognized brands. Many of these companies have launched initiatives to improve the environmental footprint of their products, including increasing post-consumer recycled (PCR) content, enhancing recyclability with LDPE streams, reducing microplastic generation, lowering material usage (“down-gauging”), and developing proprietary sustainable film formulations.

If these incumbent manufacturers succeed in significantly improving the environmental performance, cost efficiency, or durability of their conventional films—or if they introduce their own competing bio-based or compostable films—potential customers may perceive their offerings as more cost-effective, scalable, or reliable than our Hercules BioFlex™ stretch-wrap products. Large competitors may also leverage economies of scale to offer lower pricing, bundle their products with other packaging solutions, or incentivize distribution partners in ways we cannot match.

Improvements in recyclability or sustainability by established competitors could diminish the relative advantages of our technology, reduce demand for our products, limit our ability to secure new customer relationships, and make it more difficult for us to penetrate freight, warehousing, logistics, agriculture, food distribution, or industrial packaging markets. Any such development could materially and adversely affect our growth prospects, revenue, and financial condition.

Our technologies may become obsolete or less competitive due to rapid technological change, new materials, or alternative sustainability solutions in the plastics and packaging industries.

The plastics, bioplastics, and sustainable packaging industries are characterized by rapid technological innovation and evolving customer requirements, regulatory expectations, and environmental standards. Breakthroughs in alternative materials—such as advanced compostable polymers, enzymatic degradation technologies, chemical recycling, high-performance PCR resins, or new blends of bio-based polyolefins—could reduce or eliminate the competitive advantages of our EarthPlus®, EarthPCB™, and Hercules BioFlex™ technologies.

Competitors, academic institutions, or large chemical companies may develop new formulations or manufacturing techniques with superior performance, lower cost, improved recyclability, faster biodegradation, or more robust food-contact capabilities. If customers conclude that emerging technologies better address sustainability goals, cost targets, durability requirements, or regulatory compliance needs, they may choose to adopt those alternatives instead of ours.

Because we are an early-stage company with limited research and development resources, our ability to innovate, upgrade our technologies, reformulate our resins, or adapt to new scientific developments may be constrained. If we fail to keep pace with technological advancements or evolving market expectations, our current and future products could become less competitive or obsolete. This could result in decreased sales, loss of customers, reduced market share, and material harm to our business, operating results, and long-term prospects.

Our business depends heavily on intellectual property rights that we own or expect to acquire, and competitors may attempt to circumvent, invalidate, challenge, or design around our intellectual property, which could materially harm our competitive position.

Our competitive advantage depends in significant part on the intellectual property underlying our bio-resin technologies, including EarthPlus®, EarthPCB™, and other formulations and methods developed by or licensed from our Founder, Edward Showalter. Much of this technology is protected by patents or patent applications owned by Mr. Showalter that the Company intends to acquire or license using a portion of the proceeds from this Offering. Until such transfers are completed, we may not have full ownership, enforcement rights, or commercial control over certain critical technologies. Even after acquisition, the scope, validity, and enforceability of these patents may be challenged.

The plastics, bioplastics, and sustainable packaging industries are highly innovative and competitive. Competitors, including large chemical companies, resin producers, and packaging manufacturers, may develop alternative formulations or processing methods that avoid our patent claims, rendering our proprietary technologies less valuable or less differentiated. They may also contest the validity or enforceability of our patents in court or through administrative proceedings such as inter partes review, post-grant review, or similar challenges. Patent litigation and administrative challenges can be expensive, time-consuming, and uncertain, and could result in narrowing or invalidating our patent rights.

Because many aspects of polymer blends, degradation additives, and manufacturing processes are not easily protected through patents alone, competitors may also attempt to replicate key performance characteristics through independent development, reverse engineering, chemical substitution, or other methods that fall outside our claim boundaries. If competitors successfully design around our patents, market confusion may arise, our pricing power may erode, and customers may perceive our solutions as interchangeable with competing offerings.

In addition, intellectual property laws vary across jurisdictions, and the protections available in one country may not be available or enforceable in others. If our patents do not provide adequate geographic coverage, or if we are unable to prevent infringement or misappropriation, our ability to expand internationally could be impaired.

Any inability to secure, maintain, enforce, or defend our intellectual property rights could materially reduce the value of our technology portfolio, diminish our competitive advantage, restrict our market opportunities, and adversely affect our business, financial condition, and prospects.

We are dependent on the successful transfer of intellectual property, and any delay, dispute, or incomplete transfer could materially impair our ability to commercialize our technology.

A substantial portion of the intellectual property underlying our bio-resin technologies, including numerous issued U.S. patents and pending applications relating to EarthPlus®, EarthPCB™, and other biodegradable resin formulations, is currently owned by Edward Showalter, not by the Company. We intend to use a portion of the proceeds from this Offering to acquire or license these intellectual property rights. Our ability to commercialize our technology, enforce our patent rights, secure manufacturing partnerships, and pursue future product lines depends heavily on the timely, complete, and legally effective transfer of this intellectual property.

If the transfer of Showalter-owned IP is delayed, incomplete, improperly documented, or contested, for example, due to disagreements over valuation, scope of rights, documentation requirements, legal formalities, third-party claims, or regulatory obstacles, we may be unable to establish clear ownership of critical technologies. Without full ownership or exclusive rights, we may face obstacles in enforcing patents, entering into licensing or manufacturing agreements, raising capital, obtaining regulatory approvals, or defending against competitors. Incomplete IP rights may also expose us to infringement claims or restrict our ability to modify or enhance the technology.

Any delay or failure to secure complete and unambiguous ownership of the Showalter intellectual property portfolio could materially impair our business model, hinder commercialization efforts, limit our product roadmap, and adversely affect our ability to compete in the market for environmentally friendly plastic products.

We may be unable to accurately assess the value of the intellectual property, and we may overpay for assets that do not generate corresponding commercial value.

A material portion of the proceeds from this Offering will be used to acquire intellectual property, including patents, patent applications, and related rights, from our founder. Determining the fair value of these assets is inherently difficult, highly subjective, and dependent on numerous uncertain factors, such as: the strength and scope of the underlying patent claims, the likelihood of future patent issuances, the commercial viability of the protected formulations, the availability of alternative technologies, manufacturing feasibility, anticipated customer adoption, and prevailing market conditions within the bioplastics and packaging industry.

Because our IP portfolio is highly specialized and much of it has not yet been commercialized at scale, there is no reliable market benchmark for determining whether the purchase price we pay for the intellectual property accurately reflects the long-term economic value of the technology. It is possible that we may overestimate the commercial potential of the patents or underappreciate the costs, technical challenges, or regulatory requirements necessary to integrate the technologies into viable products.

If the intellectual property fails to generate the projected revenue, does not secure meaningful competitive advantages, proves difficult to manufacture, or becomes technologically obsolete, we may have overpaid for intangible assets, which could result in impairment charges, reduced liquidity, slower growth, or diminished shareholder value. There can be no assurance that the IP we acquire will produce an economic return commensurate with the consideration paid.

Patents covering biodegradable and compostable technologies may be difficult to enforce, and competitors may successfully challenge or design around our intellectual property.

Biodegradable, compostable, and plant-based resin technologies often involve complex chemical blends, process parameters, and incremental formulation adjustments, making them vulnerable to “design-around” strategies by competitors. Even with strong patent protection, enforcing intellectual property rights in this field can be challenging because competing formulations may achieve similar performance characteristics using different plant-based polymers, starch blends, fillers, additives, or processing steps that fall outside the literal scope of our claims.

In addition, patents in this sector are often subject to scrutiny regarding novelty, non-obviousness, written-description support, and enablement, particularly when they involve broad claims over organic polymers, biodegradation processes, or compositional ranges. Competitors or large chemical companies may challenge our patents through litigation or administrative proceedings, including inter partes review or post-grant review, seeking to narrow or invalidate our claims. These proceedings can be costly, lengthy, and uncertain, and an unfavorable outcome could significantly weaken our competitive position.

Even if our patents are ultimately upheld, the scientific complexity and variability inherent in biodegradation and compostability testing may make proving infringement difficult, especially when competitors can influence test conditions or argue that differences in component ratios or additives remove their products from the scope of our patents.

If we are unable to successfully enforce our patents, prevent competitors from designing around them, or maintain strong intellectual property protection in key markets, our ability to commercialize our technology, maintain pricing power, or defend our market position could be materially and adversely affected.

We are subject to regulation by the Federal Trade Commission and state authorities regarding our environmental marketing claims, and any failure to comply could materially harm our business.

We make environmental marketing claims regarding the sustainability, biodegradability, compostability, recyclability, and plant-based content of our products and resin technologies, including statements that our materials may accelerate or enhance biodegradation in certain conditions. These claims are subject to the Federal Trade Commission’s Green Guides, which require that environmental representations be truthful, not misleading, and supported by competent and reliable scientific evidence. In addition, several states—such as California, Washington, and Minnesota—have enacted laws imposing additional restrictions or prohibitions on biodegradability, compostability, or recyclability claims unless the claims satisfy specific testing, certification, or labeling requirements.

If the FTC or a state attorney general determines that any of our environmental claims are unsubstantiated, overstated, insufficiently qualified, presented without appropriate disclosures, or otherwise inconsistent with the Green Guides or applicable state laws, the Company could face civil investigative demands, administrative enforcement actions, consent decrees, fines, mandatory corrective advertising, or injunctions limiting our ability to make certain claims. Even allegations of noncompliance, regardless of their merit, could damage our reputation, lead to customer or distributor concerns, delay commercialization, or require us to modify or withdraw marketing materials at significant cost.

As we expand into new products, such as stretch-wrap films, food and beverage containers, milk jugs, cups, and other packaging, our exposure to these regulatory requirements will increase, particularly where biodegradability or compostability claims may be scrutinized based on material composition, testing protocols, or real-world performance.

Noncompliance with federal or state environmental marketing rules could materially and adversely affect our operations, financial condition, brand reputation, and market acceptance of our products.

DILUTION

Dilution represents the difference between the price per share paid by investors in this Offering and the net tangible book value per share of our Common Stock immediately after the Offering. Purchasers of the Shares in this Offering will experience immediate and significant dilution because the price per share of $1.00 substantially exceeds the book value per share of the outstanding Common Stock.

Historical Capitalization and Share Issuance

As of February 18, 2026, we had 1,402,631,500 shares of Common Stock outstanding, held by approximately 140 stockholders, including significant issuances at par value ($0.00001 per share). The historical effective cost basis of our existing stockholders is therefore substantially lower than the $1.00 per share price being paid by investors in this Offering.

Based on the cap table, a substantial portion of outstanding shares were:

•issued at par value ($0.00001 per share) to founders, advisors, or insiders;

•issued at $0.03 to $0.10 per share in seed rounds;

•issued at $0.05 to $0.10 per share in Regulation Crowdfunding offerings; and

•issued through stock-based compensation, resulting in extremely low effective per-share consideration.

As a result, new investors in this Offering will contribute disproportionately more capital per share than prior investors.

Dilution to New Investors

Assuming the sale of all 75,000,000 Shares at $1.00 per Share, investors will collectively contribute $75,000,000 in new capital. Following the Offering, we will have:

•1,477,631,500 shares outstanding (1,402,631,500 existing + 75,000,000 new).

Because our historical net tangible book value is negative (due to accumulated deficits in excess of $42 million as of June 30, 2025), the net tangible book value per share prior to the Offering is effectively $0.00.

Increase in Net Tangible Book Value Per Share

After adding the proceeds of the Offering, and assuming no material changes other than the issuance of the Shares sold in this Offering:

•Net tangible book value per share would increase from approximately $0.00 to approximately $0.05 per share (illustrative; final numbers will depend on actual Offering expenses and balance sheet changes).

•This represents an immediate increase in net tangible book value of approximately $0.05 per share for existing stockholders.

•New investors purchasing Shares at $1.00 per share would experience immediate dilution of approximately $0.95 per share.

Illustrative Dilution Table (Simplified)

Amount
Offering Price Per Share	$1.00
Net Tangible Book Value Before Offering (per share)	~$0.00
Pro Forma Net Tangible Book Value After Offering (per share)*	~$0.05
Immediate Dilution to New Investors (per share)	~$0.95

*Assumes full sale of the 75,000,000 Shares and does not reflect Offering expenses, debt conversions, subsequent equity issuances, or changes in assets or liabilities after June 30, 2025.

Dilution from Future Issuances

Investors should also be aware that future issuances of Common Stock at prices below $1.00, whether through equity compensation, strategic transactions, debt conversions, or additional fundraising, will result in further dilution. In particular:

•We have a history of issuing large numbers of shares at extremely low prices (including par-value issuances totaling over 322 million shares to insiders).

•We may issue additional shares as consideration for acquiring intellectual property.

•Additional fundraising activity may involve issuances at prices below $1.00.

Such future issuances may significantly dilute the ownership percentage and/or book value per share of investors purchasing in this Offering.

Control Dilution

After the Offering, existing major stockholders, particularly the controlling shareholder (ESG Global LLC, owning approximately 71.295% of existing Common Stock), will continue to hold a controlling equity position. Even after issuing 75,000,000 new shares, ESG Global LLC will retain majority voting power. New investors will therefore experience economic dilution, voting dilution, and control dilution.

PLAN OF DISTRIBUTION

We are offering up to 75,000,000 shares of common stock in the Company at a price per Share of $1.00. The minimum investment established for each investor is $1,000 in Shares. There is no minimum offering amount and no provision to return investor funds if a minimum number of Shares is not sold. All accepted subscription funds will be immediately available for the Company’s use. We intend to conduct multiple separate closings, which closings may be conducted on a rolling basis. Closings will occur promptly after receiving investor funds, but in any case, no less frequently than every 30 days. We expect to conduct an initial closing no more than 30 days from the date this Offering Circular, as amended, is qualified by the SEC.

The sale of Shares will commence within two days from the date this Offering Circular, as amended, is qualified by the SEC. This offering shall be terminated upon (i) the date which is three years from the date this Offering Circular or an amendment thereof, as applicable, is qualified by the SEC, (ii) the sale of the maximum offering amount of Shares for the offering, or (iii) such date as earlier terminated by the Company.

Agreement with Andes Capital Group, LLC, LLC

We have engaged Andes Capital Group, LLC (“Andes” or the “Lead Broker-Dealer”) as our broker of record to assist in our self-driven capital raise on a best efforts basis in those jurisdictions where Andes is registered to undertake such activities. Andes will not solicit potential investors, will not provide investment advice, and is under no obligation to purchase any Securities or to sell any specific number or dollar amount of Securities. Andes’ role is limited to administrative, compliance, technology, processing, and supervisory functions associated with the Offering.

There is no minimum offering amount, and the Company will receive subscription proceeds as soon as subscriptions are accepted.

Fees, Commissions and Discounts

Under the executed Broker-Dealer Agreement, the Company is obligated to pay Andes and any participating syndicate members the following compensation:

Onboarding Fee

The Company paid Andes an onboarding fee of $10,000 upon execution of the agreement.

Selling Commissions

•Andes will receive a 6.75% cash selling commission on gross proceeds of Securities directly attributable to its efforts.

•Each participating syndicate member will also be entitled to a 6.75% commission for Securities sold directly through that member’s efforts.

Management Fee

The Company will pay Andes a management fee equal to 1% of the gross proceeds from the sale of all Securities in the Offering, irrespective of source.

FINRA Filing Fee

The Company will pay to Andes the required FINRA Corporate Filing Fee of $11,750, which Andes will forward to FINRA.

Expense Reimbursement

The Company will reimburse Andes for reasonable, documented out-of-pocket expenses, including legal, due diligence, travel, and marketing expenses, capped at $50,000, with excess amounts requiring Company approval.

Payment Timing

All fees and reimbursements are paid at each closing.

Administrative and Compliance-Related Functions

Under Section 4 of the Agreement, Andes provides a range of non-solicitation administrative and compliance functions consistent with Regulation A and FINRA rules. These duties include:

•Reviewing the Offering Statement, Offering Circular, and marketing materials for compliance;

•Conducting a reasonable due diligence investigation into the Company;

•Performing KYC / AML checks and maintaining anti-money-laundering procedures;

•Determining investor suitability and Regulation A investment limits;

•Maintaining required books and records (including four-year retention for suitability documentation);

•Supervising and coordinating any participating syndicate members;

•Ensuring compliance with applicable federal and state securities laws and FINRA rules.

These activities are administrative in nature and do not involve providing investment advice or recommending securities.

Technology Services

The agreement permits Andes and its affiliates to provide technology and processing support in connection with the Offering, which includes:

•Providing or supervising systems used for online subscription processing;

•Coordinating electronic delivery and receipt of Offering Materials;

•Ensuring proper tracking and documentation of investor sourcing;

•Overseeing subscription processing workflows conducted through the Company’s platform or affiliated technology systems.

Although the Agreement does not separately itemize a “technology services fee,” Andes’ technology services are part of the activities compensated through the onboarding fee, management fee, and allowable expense reimbursements.

Marketing Services

The Agreement authorizes Andes to:

•Review Company-prepared marketing materials;

•Participate in marketing coordination with respect to syndicate activities;

•Approve or disapprove marketing pieces used in the Offering;

•Incur reasonable marketing expenses (reimbursable up to the $50,000 expense cap).

Andes does not design marketing materials, solicit investors, or conduct promotional campaigns itself; the Company remains responsible for all investor-facing communications.

Other Material Terms

Additional relevant provisions from the Agreement include:

Best Efforts Basis: Andes and any syndicate members will use commercially reasonable efforts to receive subscriptions but do not guarantee sales.

Syndicate Management: Andes may add or remove participating broker-dealers and is responsible for oversight and allocation among them.

Termination: Either party may terminate the agreement on 30 days’ notice or immediately for cause. Compensation earned prior to termination remains payable.

Confidentiality: Both parties must maintain confidentiality of materials exchanged in connection with the Offering.

Broker Common Stock Ownership: Andes’ principal owns and/or controls Djerid Group LLC which owns 10,000,000 shares of Intec Common Stock.

Investor Suitability Standards

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not negative equity), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or 2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

●The prospective investor has received, reviewed, and understands this offering circular and its exhibits, including our operating agreement;

●The prospective investor understands that an investment in interests involves substantial risks;

●The prospective investor’s overall commitment to non-liquid investments is, and after their investment in interests will be, reasonable in relation to their net worth and current needs;

●The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

●The prospective investor can bear the economic risk of losing their entire investment in interests;

●The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in interests; and

●Except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by our Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

We will be permitted to make a determination that the subscribers of interests in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests.

How to Subscribe

After the Commission has qualified the offering statement, the offering will be conducted using the online subscription processing platform of _________________ (“Technology Provider”), through the website at https://.com whereby investors in the offering will receive, review, execute, and deliver subscription agreements electronically. Payment of the purchase price for the interests will be made through a third-party processor by ACH debit transfer or wire transfer or credit card to an account designated by us.

The Technology Provider is not participating as an underwriter or placement agent of this offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this offering circular or other offering materials to potential investors. All inquiries regarding this offering should be made directly to us.

The Company may close on investments on a “rolling” basis (so not all investors will receive their interests on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, and checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed via ___________________. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days). The Company does not intend to receive or invest subscription funds prior to such funds being closed and related Shares being issued. The funds will sit in the processing account at least until the Company has accepted the subscription. Once a closing occurs, the funds may be released to the Company. At that time, as disclosed on page 8, the funds may be invested in a liquid account until deployed by the Company.

The Company will be responsible for payment processing fees. Upon each closing, funds tendered by investors will be made available to the Company for its use.

In order to invest, you will be required to subscribe to the offering via the Company’s website integrating Andes Capital’s technology and agree to the terms of the offering, subscription agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount. Investors will be required to agree to indemnify our Company for misrepresentations of the investor within the subscription agreement or supplemental disclosures. Nonetheless, we may not require, and are not requiring, investors to waive any claims or remedies they may have against our Company under the Securities Act or Exchange Act. Once an investor’s interests have been issued, the investor will become a member of our Company.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. We will also amend our offering statement annually while this offering is open to include updated financial statements. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or amendment. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

USE OF PROCEEDS

The following table summarizes our current plans for the use of proceeds from this Offering under four different fundraising scenarios: (i) the Maximum Offering of $75,000,000; (ii) a $25,000,000 raise; (iii) a $10,000,000 raise; and (iv) a $1,000,000 raise. Because this Offering is being conducted on a “best efforts” basis, we may raise substantially less than the Maximum Offering Amount.

Category	$75M Raise	$25M Raise	$10M Raise	$1M Raise
Offering Costs	$5,812,500.00	$1,937,500.00	$775,000.00	$77,500.00
Marketing & Customer Acquisition	$500,000.00	$500,000.00	$250,000.00	$50,000.00
Operational & General Administration	$10,000,000.00	$5,000,000.00	$3,750,000.00	$850,000.00
Production Facilities & Equipment	$22,000,000.00	$7,000,000.00	$5,000,000.00	—
IP Acquisition (from founder)	$15,000,000.00	$5,000,000.00	—	—
Debt Repayment / Reduction	$6,687,500.00	$5,562,500.00	$225,000.00	$22,500.00
Reserve Capital for Public Listing	$15,000,000.00	—	—	—
Total	$75,000,000.00	$25,000,000.00	$10,000,000.00	$1,000,000.00

We intend to use the net proceeds from this Offering for marketing and customer acquisition efforts, general operational and administrative expenses, acquisition of intellectual property, repayment or reduction of outstanding debt, investment in production facilities and equipment, and the establishment of a capital reserve associated with a potential future listing of our Common Stock on the NYSE or another national securities exchange. A portion of the proceeds will also be used to pay Offering-related expenses, including broker-dealer fees and commissions.

A portion of the proceeds, up to approximately $15 million, may be paid to our founder and principal licensor, or entities he controls, in connection with our planned acquisition of certain intellectual property assets owned or developed by him. These payments are described under “Business—Intellectual Property” and “Interest of Management and Others in Certain Transactions.”

Forward-Looking Disclaimer

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial condition. Future events, including changes in economic conditions, competitive developments, supply-chain conditions, regulatory changes, or raising less than the total Offering, may cause the Company to modify the planned use of proceeds.

The Company’s use of proceeds may vary significantly if any of our underlying assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events, strategic opportunities, or operational needs arise.

DESCRIPTION OF BUSINESS

The Company

Intec Bioplastics, Inc., a Wyoming corporation, was incorporated On December 11, 2019. Our principal executive offices are located at 10648 Painter Ave, Santa Fe Springs, CA 90670, and our telephone number 424 443-9262. Our website address is www.intecbioplastics.com. The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider any information contained on, or that can be accessed through, our website as part of this offering Circular or in deciding whether to purchase our Shares.

Business

Corporate Overview

Intec Bioplastics, Inc. (“Intec,” the “Company,” “we,” or “us”) is a bio-resin engineering and sustainable packaging company headquartered in Santa Fe Springs, California. Incorporated in 2019, Intec is dedicated to the development, commercialization, and supply of plant-based, biodegradable, compostable, and recyclable biopolymer technologies. Our primary objective is to displace traditional petroleum-based plastics across industrial, agricultural, and consumer sectors with economically viable, high-performance alternatives.

Our core competency lies in engineering plant-based biopolymer resins that are compatible with existing global manufacturing infrastructure, including injection molding, blown film extrusion, thermoforming, and cast film extrusion. By offering products that integrate seamlessly into current supply chains while significantly reducing microplastics, greenhouse gas emissions, and landfill waste, we aim to facilitate a scalable transition toward a circular economy.

Proprietary Technology Platform

Intec’s operations are built upon a proprietary technology platform comprising two primary resin systems: EarthPlus® and EarthPCB™. These technologies allow us to produce resins that meet diverse regulatory and performance requirements, ranging from full recyclability to industrial compostability.

EarthPlus® Technology

EarthPlus® is our flagship biopolymer system engineered for maximum performance and recyclability. Formulations typically contain between 35% and 65% renewable plant-based content while remaining free of PFAS and BPA. A distinguishing feature of EarthPlus® is its compatibility with standard recycling streams; it is engineered to be fully recyclable with Low-Density Polyethylene (LDPE #4). This technology is optimized for durability and temperature resistance, making it suitable for both flexible films and rigid packaging applications where maintaining material integrity is critical.

EarthPCB™ Technology

EarthPCB™ (Earth Plant Compostable Biodegradable) represents our advanced biodegradable solution. Protected by a robust patent portfolio invented by our Founder, EarthPCB™ formulations are designed to degrade under specific environmental conditions. Key components of these formulations include plant-based polyethylene or polypropylene (ranging from 15% to 99% by weight), calcium carbonate, natural food starches (such as potato, tapioca, or corn), and plant-based proteins (such as hemp hurd, soy, or pea protein).

Unlike many early-generation bioplastics (such as PLA or PHA) that suffer from brittleness or heat sensitivity, EarthPCB™ offers tensile strength comparable or superior to petroleum-based plastics and exhibits high durability and temperature tolerance. Validation testing has demonstrated that specific formulations, such as EPCB 179, undergo biodegradation in approximately 2.6 years under ASTM D5511 conditions, and compostability in under one year under ASTM D5338 conditions.

Principal Products and Services

Intec currently generates revenue through the sale of its commercial-stage products while actively advancing a pipeline of development-stage applications.

Commercial Product: EarthPlus® Hercules BioFlex™ Stretch Wrap Film

Our primary commercial product is the EarthPlus® Hercules BioFlex™ stretch-wrap film. This plant-based, Association of Plastic Recyclers (APR)-certified recyclable film is engineered to match or exceed the performance metrics of traditional petroleum-based films.

Designed for the logistics, warehousing, and manufacturing sectors, the Hercules BioFlex™ film features a stretch factor of up to 600% and has demonstrated elongation capabilities of 1,799% in CRT Laboratory testing. It contains 25% to 35% plant-based material and up to 5% post-industrial recycled content. Crucially, the film is temperature tolerant, stronger than traditional polyethylene stretch film, and FDA Title 21 compliant for specific food-contact applications. Primary end-markets include 3PL logistics operations, consumer packaged goods (CPG) distribution, and palletizing operations.

Development-Stage Products

Leveraging our proprietary resin technologies, Intec is developing a diverse suite of products intended to address substantial market needs:

•EarthPlus® Hercules BioFlex™ Grow Bags: Designed for the horticulture and mushroom farming industries, these bags utilize up to 100% renewable plant-based content. Depending on the specific formulation, these products can be engineered to be recyclable, biodegradable, or compostable, offering a sustainable solution for agricultural waste management.

•Plant-Based Milk Jugs & Beverage Containers: We have engineered what we believe to be the first economically feasible plant-based milk jug designed to integrate into existing dairy bottling lines. This product addresses a microplastic-shedding issue prevalent in high-density polyethylene (HDPE) containers. Our solution is suitable for cold storage and high-volume bottling, targeting a U.S. market estimated at $4.9 billion.

•Rigid and Flexible Packaging: Our technology platform supports the production of food-service packaging (cups, cutlery, clamshells), medical packaging (pill bottles, trays), and cosmetic containers. To date, we have produced over 300 prototype products using our biopolymer formulations to demonstrate versatility.

Intellectual Property

Our competitive position is secured by a comprehensive intellectual property portfolio developed between 2019 and 2024. The portfolio, which is owned by or subject to acquisition from our Founder, includes 21 issued U.S. patents and 56 pending patents across more than 30 countries.

This intellectual property covers biodegradable and compostable resin compositions, proprietary milling methods, biopolymer blends, and specific applications ranging from living-hinge bioplastics to temperature-resistant formulations. A cornerstone of this portfolio is U.S. Patent No. 12,486,380 B2 (issued 2025), which covers critical EarthPCB™ formulas and manufacturing methods. A portion of the proceeds from our capital raising activities is designated for the acquisition of complete ownership of this portfolio.

Manufacturing and Supply Chain

Intec currently employs a contract manufacturing model, leveraging third-party production partners to produce our films and resins. This asset-light approach has allowed us to avoid capital-intensive startup costs while achieving rapid scaling through established extruders and converters.

As we execute our growth strategy, Intec intends to transition toward a vertically integrated manufacturing model. We plan to invest in internal production facilities, including cast film lines, extruders, thermoformers, and high-speed production machinery. We believe this transition will allow us to capture greater margin, ensure rigorous quality control, and expand our capabilities in rigid packaging production.

Market Opportunity

We compete in the global plastic packaging market, specifically targeting segments where sustainability mandates and consumer demand are driving a shift away from petroleum-based products. Our target markets include the $4.9 billion U.S. stretch and shrink wrap market, the $4.9 billion dairy packaging market, and the vast food-service and agricultural packaging sectors.

Intec competes on the basis of performance, sustainability, and cost. We believe we hold a distinct advantage over other bioplastics (such as PLA and PHA) regarding temperature resilience and durability. Furthermore, our ability to produce resins that function as "drop-in" replacements for existing manufacturing equipment allows our customers to adopt sustainable materials without expensive retooling. By offering products that are not only biodegradable or compostable but also mechanically superior to many traditional plastics, we position ourselves as a viable alternative for large-scale industrial and commercial applications.

Growth Strategy

Intec’s strategic plan is focused on scaling commercial adoption and expanding our technological footprint. Our immediate priorities include scaling the production and sales of the Hercules BioFlex™ stretch wrap to major logistics and CPG partners. Simultaneously, we are focused on finalizing the acquisition and consolidation of the IP portfolio to secure our asset base.

Longer-term, we intend to expand our manufacturing capacity through the acquisition of proprietary equipment and enter new verticals, including food and beverage packaging. We are also actively pursuing business-to-business contracts with major agricultural and industrial conglomerates. Ultimately, management aims to build sufficient scale and revenue consistency to qualify for a potential uplisting to a major exchange such as the NYSE or NASDAQ.

Competition

We operate in a highly competitive and rapidly evolving global market for sustainable plastics, including biodegradable, compostable, plant-based, and recyclable materials. We face competition from (i) manufacturers of petroleum-based plastics, which continue to dominate the global packaging and logistics sectors due to their cost advantages and established supply chains; (ii) producers of bio-based or compostable resins such as PLA, PHA, and starch-based plastics; (iii) companies that employ “oxo-degradable” or “additive-driven” degradation technologies; and (iv) emerging sustainability-focused entrants pursuing alternative polymers, recycling-enabling technologies, chemically recycled feedstocks, and low-carbon plastics.

Many of our current and potential competitors have substantially greater financial resources, longer operating histories, established commercial partnerships, larger sales and distribution networks, better brand recognition, and greater regulatory and technical expertise than we do. Several competitors may be able to respond more quickly to market trends or regulatory changes, invest more heavily in research and development, or exert pricing pressure due to economies of scale. Some may also pursue strategic alliances, joint ventures, or acquisitions that could strengthen market share or accelerate their technological capabilities.

Competitors offering bio-based or “degradable” plastics may claim environmental benefits similar to ours and may offer lower pricing or simplified supply-chain integration. In particular, some competitors rely on oxo-degradable technologies that use pro-oxidant additives or transition-metal catalysts to fragment conventional polyethylene or polypropylene. While these materials may break apart physically, they do not fully biodegrade into elemental components and may form persistent microplastics. In contrast, Intec’s EarthPlus® and EarthPCB™ resin technologies are engineered using plant-based polymers, natural fillers, and biodegradation additives and do not rely on heavy metals, pro-oxidant systems, or fragmentation-based mechanisms. Our formulations are designed to degrade biologically under appropriate conditions and to maintain structural integrity during normal commercial use, reducing risks of premature disintegration associated with time-triggered or additive-driven degradation systems.

However, we cannot assure investors that our technologies will remain competitive or that competitors will not develop new materials with superior performance, economics, or sustainability attributes. Competitors—whether established manufacturers or emerging technology companies—may also design around our intellectual property or introduce new formulations that reduce or eliminate our differentiation.

We intend to compete through:

•Targeted B2B customer acquisition, especially within food, beverage, logistics, and consumer-packaged-goods markets;

•Engagement with brand owners and stakeholders, rather than relying solely on downstream extruders or converters;

•Co-branding and labeling programs to increase consumer and industry recognition of EarthPlus® and EarthPCB™ technologies;

•Direct-to-business and direct-to-consumer marketing where feasible.

Despite these strategies, we cannot assure you that we will compete successfully. New competitors or alliances among competitors may emerge, technological shifts may reduce demand for our materials, and customer preferences may evolve in ways that disadvantage our products. If we fail to compete effectively, our business, financial condition, and prospects could be materially and adversely affected.

Government Regulation

Government regulation plays a significant role in the research, development, production, marketing, and distribution of biodegradable, compostable, and food-contact plastic materials. Manufacturers of sustainable or bio-based resins and packaging products must comply with a wide range of federal, state, and international regulations governing material composition, food safety, environmental impact claims, labeling, recycling, and end-of-life management.

Food-Contact Regulation

Certain Intec resin components and products are intended for use in food and beverage packaging and are subject to regulation by the U.S. Food and Drug Administration (“FDA”) as indirect food additives under Title 21 of the Code of Federal Regulations. FDA oversight applies to the individual components used in food-contact materials, not the finished articles themselves. Certain components used in EarthPlus® and EarthPCB™ resin formulations have been cleared under applicable FDA food-contact provisions, and the resins are also included on “positive lists” for food-contact applications in the European Union and Japan. As we expand into categories such as milk jugs, food-service packaging, and other consumer-contact applications, additional regulatory submissions, testing, or clearances may be required.

Failure to comply with applicable food-contact regulations may result in product holds, recalls, import detentions, warning letters, or civil or criminal penalties, any of which could harm our business.

Environmental and Sustainability Regulation

Laws governing biodegradable claims, compostability, recyclability labeling, PFAS content, and extended producer responsibility (EPR) programs are rapidly evolving. States such as California, Washington, Colorado, and Minnesota have enacted strict labeling and marketing rules affecting environmental claims. The Federal Trade Commission’s Green Guides require environmental marketing statements—such as “biodegradable,” “compostable,” “recyclable,” or “plant-based”—to be supported by competent and reliable scientific evidence. Failure to comply may result in enforcement actions, fines, mandatory corrective advertising, or restrictions on our marketing claims.

International Regulation

We may also be subject to packaging, waste-management, compostability, and food-contact regulations in foreign jurisdictions as we expand internationally. These requirements can vary significantly by country and may require additional testing, certifications, and local approvals.

Compliance with these regulatory frameworks is complex and ongoing. Changes in laws or regulations, or delays in obtaining required approvals, could increase our operating costs, delay commercialization, require reformulation of materials, or reduce the marketability of our products. Failure to comply with applicable regulations could materially and adversely affect our business, financial condition, and results of operations.

Employees

As of the date of this Offering Circular, we have three full time and three part time employees. We have also engaged numerous consultants, performing management, sales and administrative functions.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

Reports to Security Holders

We are required to keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year are December 31. We will file with the SEC periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this Offering Circular upon the occurrence of certain material events. We will file updated Offering Circulars and Offering Circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the SEC. We will provide such documents and periodic updates electronically through the SEC’s EDGAR system at www.sec.gov. We will provide holders with copies via email or paper copies at any time upon request.

Bankruptcy, Receivership, Etc.

Not applicable.

DESCRIPTION OF PROPERTY

The Company does not own any real property. Our corporate headquarters and primary administrative offices are located at 10648 Painter Avenue, Santa Fe Springs, California 90670, where we occupy approximately 1,200 square feet of leased space. The premises are leased from Makaha Industries pursuant to a written rental agreement executed January 1, 2025.

Under the lease, Intec Bioplastics, Inc. (“Tenant”) pays $1,200 per month for the use of the premises, which are designated solely for office and administrative purposes. The lease is structured as a residential-style rental agreement with month-to-month continuation following its initial term. The lease contains customary provisions regarding rent, utilities, landlord access, condition of premises, maintenance obligations, insurance, and termination rights. The lease can be terminated by either party upon 30 days’ written notice, in accordance with its terms.

The leased premises serve as the Company’s base of operations for management, finance, marketing, product development oversight, and administrative functions. All manufacturing activities related to the Company’s bio-resin and bioplastic products are performed by third-party contract manufacturers, and no production facilities are owned or leased directly by the Company at this time.

A copy of the lease agreement is included as an exhibit to this Offering Statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Intec Bioplastics, Inc. ("the Company," "we," "us") was incorporated in Wyoming on December 11, 2019. We are a bio-resin engineering company that provides plant-based biomaterial resin alternatives to traditional petroleum-based plastic resins. Our lead product is the EarthPlus® Hercules BioFlex Stretch Wrap Film.

Since our inception, we have focused primarily on research and development, acquiring intellectual property rights, and establishing our supply chain. We commenced major revenue-generating activities in 2025. We have incurred losses since inception and rely on the issuance of equity and debt to fund our operations.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of June 30, 2025, the Company had an accumulated deficit of approximately $42.2 million and a working capital deficit of approximately $5.9 million. For the six months ended June 30, 2025, the Company had negative cash flows from operating activities of approximately $700,000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Our ability to continue operations is dependent on our ability to raise additional capital through this Regulation A+ offering. We intend to use the proceeds from this offering to satisfy outstanding debt obligations, acquire intellectual property, and expand manufacturing capabilities.

Results of Operations

Six Months Ended June 30, 2025 Compared to Six Months Ended June 30, 2024

Revenues

Revenues for the six months ended June 30, 2025, were $55,592, compared to $211,506 for the six months ended June 30, 2024. The decrease in revenue is attributable to fluctuations in initial order volumes as the Company transitions from prototype and market-testing phases to full commercial scale.

Cost of Revenues and Gross Margin Cost of revenues for the six months ended June 30, 2025, was $285,285, compared to $291,958 for the same period in 2024. We generated a gross loss of $229,693 in the 2025 period compared to a gross loss of $80,452 in the 2024 period. The negative gross margins are a result of early-stage production inefficiencies and fixed costs associated with low-volume manufacturing runs.

Operating Expenses

Total operating expenses decreased significantly to $5,385,921 for the six months ended June 30, 2025, from $20,474,020 for the six months ended June 30, 2024. This decrease is primarily driven by:

•General and Administrative (G&A): G&A expenses decreased to $5,306,752 in the 2025 period from $19,780,917 in the 2024 period. This variance is largely due to non-cash stock-based compensation. In the 2024 period, the Company recognized approximately $18.5 million in stock-based compensation expense related to shares issued to consultants and employees, compared to approximately $4.8 million recognized in the 2025 period.

•Research and Development (R&D): R&D expenses decreased to $77,800 in the 2025 period from $608,128 in the 2024 period as we shifted focus from development to commercialization.

Other Income/Expense

Total other expense was $550,910 for the six months ended June 30, 2025, compared to $2,637,067 for the prior year period. The decrease in expense is primarily due to lower amortization of debt discounts in 2025 ($113,381) compared to 2024 ($1,781,670). Additionally, in 2025, we recognized a gain on the settlement of debt totaling $84,817.

Net Loss

As a result of the foregoing, our net loss for the six months ended June 30, 2025, was $6,166,524, compared to a net loss of $23,191,539 for the six months ended June 30, 2024.

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

Revenues

We generated revenues of $224,877 for the year ended December 31, 2024, compared to $0 for the year ended December 31, 2023. This marks the commencement of our commercial sales operations.

Cost of Revenues and Gross Margin

Cost of revenues for the years ended December 31, 2024 and 2023, was $101,456, compared to $0 for the same period in 2023. We generated a gross profit of $123,421 in the 2024 period compared to gross income of $0. in the 2023 period.

Operating Expenses

Total operating expenses increased to $23,361,607 in 2024 from $7,368,441 in 2023.

Research and Development

R&D expenses decreased significantly to $754,805 in 2024 from $7,015,119 in 2023. The high R&D expense in 2023 was primarily due to a $7,000,000 licensing and consulting fee incurred under an agreement with Capital Growth Technologies, Inc., a related party. This agreement was terminated effective January 1, 2024.

General and Administrative

G&A expenses increased to $22,323,162 in 2024 from $351,265 in 2023. The primary driver of this increase was $20,471,921 in non-cash stock-based compensation expense recognized for shares issued to employees and consultants in exchange for services.

Impairment

In 2024, we recognized an impairment charge of $191,690 related to the abandonment of certain equipment upon the cessation of initial prototype production activities.

Other Expenses

Interest expense increased to $2,993,720 in 2024 from $51,150 in 2023. This increase was due to the issuance of new promissory notes and the amortization of debt discounts associated with the issuance of common stock and royalty agreements attached to those notes.

Net Loss

Net loss for the year ended December 31, 2024, was $26,270,031, compared to a net loss of $7,419,591 for the year ended December 31, 2023.

Liquidity and Capital Resources

As of June 30, 2025, we had cash of $220,568 and total current liabilities of $6,436,485. We have historically funded our operations through the issuance of common stock and promissory notes.

Impact of Royalty Obligations on Liquidity

The Company’s liquidity is further constrained by its obligation to remit 9% of gross revenues into a combined royalty pool shared among existing royalty holders. The royalty rights issued in this Offering will participate in the same royalty pool and will further dilute existing participants. Because royalties are tied to gross revenues, they must be paid even in periods where the Company experiences operating losses. These obligations reduce operating cash flow, limit reinvestment capacity, and may impair the Company’s ability to obtain additional debt or equity financing.

The Company may be unable to generate sufficient revenue to satisfy royalty obligations, and royalty payments may never reach the 5× cap applicable to investors in this Offering.

Indebtedness and Defaults

As of June 30, 2025, we had outstanding Notes Payable, net of discount, totaling $4,402,881. This debt includes promissory notes issued in 2022, 2023, 2024, and 2025. As of June 30, 2025, the Notes issued in 2022, 2023, and 2024 are in default. Due to these defaults, the unpaid principal on these notes continues to accrue interest at the stated rate plus a penalty of 1.51% annually. We intend to use a portion of the proceeds from this Offering to repay these outstanding notes and cure the defaults.

Royalty Obligations

Certain of our promissory notes include royalty agreements requiring the Company to pay investors, in the aggregate, 2.00% of the Company’s gross sales on a quarterly basis, subject to certain caps based on the principal amount of the notes.

Royalty Structure and Royalty Pool Overview

The Company has historically issued royalty-bearing financing instruments. These instruments entitle the holders, in the aggregate, to receive 9% of the Company’s gross revenues on a quarterly basis, paid into a combined royalty pool. This royalty pool is divided pro rata among all royalty holders based on each holder’s respective allocation percentage. The royalty pool is already diluted and is subject to further dilution as additional royalty-bearing instruments are issued, including the royalty rights offered in this Regulation A Offering.

Investors participating in this Offering will receive a royalty right that entitles them to receive payments from this same royalty pool until they have received total payments equal to five times (5×) the dollar amount they invested. Once the cap is reached, the investor’s royalty right terminates. There is no assurance that the Company will generate sufficient revenue to pay any portion of the royalty or to reach the 5× cap.

Because royalty payments are based on gross revenues, these obligations must be satisfied regardless of the Company’s profitability. Royalty payments reduce the Company’s available operating cash, may impair the Company’s ability to achieve profitability, and may reduce funds available for debt repayment, manufacturing expansion, product development, hiring, or other operational uses.

Future Capital Requirements

We will require significant additional capital to execute our business plan. We estimate that we will need to raise the maximum offering amount of $75,000,000 to fully implement our strategy, which includes:

•$15,000,000 to acquire intellectual property currently licensed from our Founder.

•$5,000,000 to repay outstanding debt.

•$22,000,000 for production facilities and equipment.

•Working capital for operations and marketing.

If we are unable to raise sufficient funds, we may be forced to scale back operations, delay IP acquisition, or seek bankruptcy protection.

Trend Information- Market Growth

The global plastic shrink wrap market is projected to grow to $4.9 billion by 2035. We believe the increasing regulatory pressure for sustainable packaging (such as Extended Producer Responsibility laws and California SB 54) favors our EarthPlus® bio-resin products.

Raw Material Costs: We rely on third-party suppliers for raw materials. Fluctuations in the availability and price of these materials could impact our gross margins.

Critical Accounting Policies and Estimates

Stock-Based Compensation

We account for stock-based compensation by measuring the fair value of the equity instrument at the grant date. This has been a significant non-cash expense for the Company, totaling over $25 million combined in 2024 and the first half of 2025.

Valuation of Debt Discounts

We allocate proceeds from debt issuance between the debt instrument and attached equity/royalty features. This results in a debt discount which is amortized as interest expense. This estimation requires significant judgment regarding the fair value of the instruments.

Revenue Recognition

We recognize revenue when control of the goods is transferred to the customer, typically upon shipment.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Our board of directors is elected annually by our shareholders. The board of directors elects our executive officers annually. All officers are engaged full time and directors are expected to contribute approximately 40 hours per month to the Company. Our directors and executive officers as of the date of this offering circular are as follows:

Name	Age	Position	Term of Office
Edward Showalter[1]	74	Former CEO	ended December 23, 2025
Hector Hernandez	66	CEO, President, Treasurer, Secretary	2024 to present
Robert Liska	57	Vice President and Director	2025 to present

1 In addition to prior tenures, Mr. Showalter last served as CEO in December 2024 upon the termination of former CEO

Jason Baum. Mr. Showalter resigned as CEO on December 23, 2025.

Hector Hernandez, Age 66 – CEO, President, Treasurer and Secretary, has more than 30 years of experience in sales, manufacturing, and operations within the packaging and fulfillment industry. Mr. Hernandez co-founded Makaha Industries, Inc. in 1989, a company that has provided contract manufacturing, packaging, and fulfillment services to a wide range of large and small businesses for more than three decades. In that role, he has overseen production operations, customer account management, workflow optimization, and large-scale packaging solutions for commercial clients. Mr. Hernandez’s areas of expertise include pack-out and fulfillment services, point-of-purchase display assembly, manual and semi-automated product kitting, shrink-wrapping processes, and distribution logistics. He also has extensive experience managing shipping, tracking, and routing functions through major carriers, including UPS and FedEx. His operational background and long-standing industry relationships contribute to the Company’s manufacturing and supply-chain planning, quality control practices, and fulfillment strategies.

Robert Liska, Age 57 – Vice President and Director, is a seasoned business executive with over 25 years of experience leading and supporting ventures across the United States, Europe and Asia. His business journey began in the family-founded company, Durotech-Airlessco, a pioneer in airless spray equipment. His experiences range widely. As a coach, he leaned on scheduling, arranging curriculums, performance feedback and assessments of student’s progress. He was a commercial apartment building manager for over 20 years running the full business operation. He was involved in prototyping and designing products in the R&D stages. Today, Robert channels that early foundation into his role as a strategic insight and leadership playing a vital role in helping Intec Bioplastics scale and succeed. A graduate of Pepperdine University with a B.S. in Sports Coaching, Robert combines strong leadership skills with a collaborative mindset—guiding teams, mentoring founders, and driving growth through experience and vision.

Anticipated Chief Executive Officer

At some point in 2026, the Company anticipates appointing Michael Wippler as its Chief Executive Officer. Mr. Wippler is an experienced business attorney and a current partner at Stinson LLP. He has practiced law for approximately 34 years, representing a wide range of publicly traded and privately held companies across multiple industries. His background includes substantial experience both in private practice and in corporate leadership roles, including his prior service as Vice President and General Counsel of a national mortgage banker and broker. Throughout his career, Mr. Wippler has regularly advised chief executive officers, boards of directors, and other senior business leaders on corporate governance, regulatory compliance, securities matters, corporate finance, and strategic transactions. The Company believes that Mr. Wippler’s extensive experience with public-company operations, his familiarity with securities regulatory frameworks, and his history of advising C-suite executives position him to provide effective leadership as the Company advances its capital formation, operational growth, and potential exchange-listing initiatives.

Mr. Wippler’s appointment has not yet become effective, and there can be no assurance as to the timing of such appointment or that the Company will ultimately finalize his engagement under mutually agreed terms. Mr. Wippler currently owns 50 million shares of the Company’s common stock.

Consulting Relationships

All of our officers and directors currently serve the Company pursuant to consulting agreements or consulting-style relationships, rather than as full-time employees. As a result, they are permitted to provide services to other businesses and may allocate their time among multiple professional, personal, and business commitments. These outside activities may, from time to time, compete with the demands of the Company, and none of our consulting arrangements require any officer or director to devote a minimum number of hours per week to Company matters. Accordingly, there can be no assurance that our officers and directors will dedicate sufficient time to the Company to support our growth, operations, or strategic initiatives.

Notwithstanding the flexible nature of these consulting relationships, each of our officers and directors owes fiduciary duties to the Company under applicable law, including the California Corporations Code. These duties require our directors and officers to:

•act in good faith;

•act honestly and in a manner they reasonably believe to be in the best interests of the Company;

•exercise their own independent business judgment;

•fully disclose any personal or financial interests in transactions involving the Company; and

•refrain from usurping corporate opportunities in the Company’s line of business unless such opportunities are first presented to, and declined by, the Company.

The Company has not waived any fiduciary duties owed by its officers or directors. Any actual or potential conflicts of interest that arise are required to be promptly disclosed to the Board of Directors. The Board then evaluates the conflict and determines an appropriate course of action, which may include recusal, approval of the transaction by disinterested directors, or other conflict-mitigation measures consistent with applicable law and corporate governance best practices.

Because our officers and directors are not full-time and may engage in outside business activities, the risk of conflicts of interest—both actual and perceived—may be heightened. Any failure by an officer or director to fulfill their fiduciary obligations could materially and adversely affect our business, governance, and investor confidence.

Board Committees

We have not established an audit committee, compensation committee, or nominating committee.

Code of Ethics

We have not adopted any specific Code of Ethics.

Family Relationships

There are no familial relationships between any of our officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our current directors and executive officers have not at any time in the past five (5) years been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) and no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such officers or directors, or any partnership in which they were a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

The foregoing applies only to current directors and executive officers; for prior criminal and regulatory matters involving our founder and significant owner, see “Disclosure of Former Chief Executive Officer, Former Director and Founder’s Prior Criminal and Regulatory Matters” below.

Disclosure of Former Chief Executive Officer, Former Director and Founder’s Prior Criminal and Regulatory Matters

Edward Showalter, Intec’s founder and inventor of Intec’s core intellectual property, and a significant beneficial shareholder, has been the subject of several historical civil, regulatory, and criminal proceedings relating to securities-law violations, all of which occurred more than a decade before this Offering. These matters would have constituted “disqualifying events” under Rule 262 of Regulation A had they occurred after the operative May 16, 2016 cut-off date; however, because the events pre-date that period, they do not disqualify the Company from conducting this Offering. The Company nonetheless provides the following summary to ensure full and transparent disclosure:

• SEC v. Hollywood Trenz, Inc., et al., No. 98-cv-1106 (D.D.C.). On May 13, 2001, a federal district court entered a default judgment finding that Mr. Showalter participated in two fraudulent fundraising schemes in violation of federal securities laws and ordered him to disgorge more than $900,000 in ill-gotten gains, interest, and penalties.

• SEC v. High Park Investment Group, Inc., Harbor Financial Group, Inc., and Edward R. Showalter, No. 05-1090 (C.D. Cal.). This action commenced in 2005. Ten years later, in 2015, the court entered a default judgment permanently enjoining Mr. Showalter from future violations of the registration and anti-fraud provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934.

• United States v. Edward Showalter, No. 06-cr-00129 (C.D. Cal.). In 2006, Mr. Showalter pled guilty to one count of wire fraud under 18 U.S.C. § 1343 relating to investor solicitations. He was sentenced to imprisonment and ordered to pay restitution in the multimillion-dollar range.

Mr. Showalter is now 74 years old, has acknowledged these past matters, and is described by individuals who have worked closely with him as reformed, disciplined, and committed to the ethical development of the technology he invented. In December 2025, Mr. Showalter resigned from all officer and director roles at Intec due to age and health concerns, after consultation with his family.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us during the previous fiscal year ended as of December 31, 2024.

Name	Capacity	Cash Compensation	Other Compensation	Total
Edward Showalter	Former CEO	$0	$360,128 (Consulting)	$360,128
Executive Team	Aggregate	$0	$870,027	$870,027

Equity Incentive Plan

None.

Executive Compensation Philosophy

Our executive compensation program is designed to attract, retain, and motivate the leadership talent necessary to execute Intec’s long-term business strategy, advance our technology portfolio, and support the Company’s transition from an early-stage development company to a commercial bioplastics enterprise. Because our officers currently serve under consulting arrangements rather than as full-time employees, our compensation philosophy emphasizes flexibility and alignment of incentives with Company performance and shareholder value creation.

Board Oversight of Compensation

Our Board of Directors has exclusive authority to determine all forms and amounts of compensation for our executive officers. In exercising this authority, the Board considers:

•the Company’s stage of development and financial condition;

•each executive’s role, responsibilities, and expected contributions;

•prevailing market practices for similarly situated early-stage companies;

•the need to align compensation with long-term growth objectives; and

•the Company’s cash constraints, capital requirements, and operational priorities.

•The Board may, in its sole discretion, authorize compensation in the form of:

•cash payments or consulting fees;

•equity compensation, including grants of Common Stock or other stock-based awards;

•performance-based or milestone-based bonuses; and

•long-term equity incentives designed to promote alignment with shareholder interests.

Equity-Based Compensation and Incentive Awards

As an early-stage company with limited cash resources, Intec expects that equity compensation will represent an important component of executive compensation. Equity awards may include grants of restricted stock, stock bonuses, or other long-term incentive arrangements intended to:

•align executives’ interests with long-term value creation;

•encourage retention of key leadership talent;

•reward successful execution of strategic, technological, or operational milestones; and

•provide compensation flexibility while conserving cash for operational use.

While the Board has not granted any stock options or performance-based equity awards to date, it may implement such programs in the future if it determines that they would support the Company’s business objectives or enhance the competitiveness of our compensation program.

Performance-Based Compensation

The Board may grant incentive bonuses or other performance-contingent awards to executive officers if it determines, in its sole discretion, that such awards are in the best interests of the Company. In evaluating whether to grant performance bonuses, the Board may consider:

•the Company’s operational progress, including commercialization milestones;

•revenue generation, cash management, and cost-efficiency achievements;

•successful execution of strategic initiatives, including IP acquisition or manufacturing expansion;

•technological advancements or product development success; and

•each executive’s individual performance and contribution to the Company’s growth.

Future Compensation Flexibility

Given Intec’s evolving business model, reliance on contract manufacturing, and ongoing R&D efforts, the Board of Directors retains full flexibility to revise or expand the executive compensation program as necessary. As the Company grows, the Board may adopt a more structured compensation framework, including formal incentive plans, equity incentive pools, or market-based compensation benchmarking, to ensure that our compensation practices continue to support our long-term strategy and reflect the Company’s scale and maturity.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information as of February 18, 2026, regarding the beneficial ownership of our Common Stock by:

(i) each person known by us to beneficially own more than 10% of any class of our outstanding voting securities,

(ii) each of our directors,

(iii) each of our executive officers, and

(iv) all of our directors and executive officers as a group.

To the best of the Company’s knowledge, each beneficial owner listed below has sole voting and investment power with respect to the shares beneficially owned, unless otherwise noted. As of February 18, 2026, there were approximately 1,402,631,500 shares of Common Stock outstanding, each entitled to one vote.

The following information is provided in accordance with SEC rules governing beneficial ownership and may differ from ownership reported for other purposes. Under these rules, “beneficial ownership” includes any shares over which a person exercises voting or investment power, as well as shares that the person has the right to acquire within 60 days, whether through the exercise of options, warrants, conversion rights, or other arrangements. Accordingly, more than one person may be deemed to beneficially own the same securities.

Except as otherwise indicated and subject to applicable community property laws, the Company believes the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the address for each beneficial owner is the Company’s principal executive offices.

There are no pending or anticipated arrangements that may result in a change of control of the Company.

Beneficial Ownership Table

Name of Beneficial Owner	Shares Before Offering	% Before Offering	Shares After Offering (Max)	% After (Max)
Edward Showalter (via ESG Global LLC)	1,000,000,000	71.29%	1,000,000,000	67.60%
Robert Liska	25,500,000	1.81%	25,500,000	1.70%
Hector Hernandez	0	0.00%	0	0.00%
All directors and executive officers as a group (3 persons)	1,025,500,000	73.10%	1,025,500,000	69.30%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We have engaged in numerous related-party transactions with entities owned or controlled by our founder and former CEO and former Director, Edward Showalter, including:

Capital Growth Consulting, Inc. – Provided consulting services. We incurred costs of $37,100 and $202,500 for the six months ended June 30, 2025 and 2024, respectively; and $324,947 and $48,300 for the years ended December 31, 2024 and 2023, respectively.

Founder’s Personal Consulting Services – We incurred and paid $360,128 in consulting fees to the founder in 2024.

One Global Showcase, Inc. – Owned by the founder, provided online platform services. We incurred costs of $13,700 and $45,500 for the six months ended June 30, 2025 and 2024, respectively, and $66,700 and $19,279 for the years ended December 31, 2024 and 2023, respectively.

Capital Growth Technologies, Inc. License and Consulting Agreement – In January 2023, we entered into an IP and engineering consulting agreement for a 15-year term with Capital Growth Technologies, Inc., an entity owned by the founder, requiring quarterly payments of $1,250,000 and a termination fee of $100,000,000 plus unpaid compensation. The agreement was terminated effective January 1, 2024 by the licensor, extinguishing an outstanding related-party payable of $8,176,115, treated as a non-cash equity contribution.

Notes Payable to Directors – As of 2025 and 2024, principal totaling $124,500 of our promissory notes were held by members of our Board of Directors.

Exclusive License Agreement (July 1, 2025) – We entered into a non-cancellable exclusive license with our founder for numerous patents and intellectual properties. Under the agreement, we will pay a 7% licensing fee on our global revenues, commencing upon completion of adequate funding from this Regulation A offering or on January 1, 2026 if such funding is not obtained.

Patent Purchase. We intend to use up to approximately $15 million of the proceeds of this offering to acquire the patent portfolio from our founder. The terms of this potential acquisition have not been agreed and will be subject to negotiation and approval by disinterested directors and, if appropriate, stockholders.

SECURITIES BEING OFFERED

The following summarizes certain material terms of our Common Stock. The rights of our shareholders are governed by our Articles of Incorporation and Bylaws, each as amended, and the Wyoming Business Corporation Act (“WBCA”). Copies of these documents are included as exhibits to this Offering Circular.

We are offering up to 75,000,000 shares of Common Stock, $0.00001 par value, on a “best efforts” basis.

None of our securities are listed on any national securities exchange or quotation system, and no public market currently exists for our Common Stock.

Common Stock

Authorized and Outstanding Shares

Under our Articles of Incorporation, the Company is authorized to issue 5,000,000,000 shares of Common Stock. As of February 18, 2026, there were 1,402,631,500 shares of Common Stock issued and outstanding, held by approximately 140 shareholders.

The shares of Common Stock offered hereby are of the same class and have identical rights to all shares currently outstanding.

Voting Rights

Each share of Common Stock entitles the holder to one vote on all matters submitted to shareholders. Holders of Common Stock:

•do not have cumulative voting rights; and

•may act by written consent, as permitted by the WBCA and our governing documents.

Because we do not allow cumulative voting, holders of a majority of the outstanding Common Stock are able to elect all directors.

Dividend Rights

Holders of Common Stock are entitled to receive dividends when, as, and if declared by our Board of Directors from funds legally available therefor. We have never declared or paid dividends, and we presently anticipate that any future earnings will be retained to support the growth and development of our business. Dividends, if declared, will be paid ratably among the holders of Common Stock.

Liquidation Rights

Upon liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets legally available for distribution to shareholders after the payment of all debts, liabilities, and any preferential rights of other classes of stock (if any are ever authorized).

Other Rights and Restrictions

Holders of Common Stock have:

•no preemptive rights

•no subscription rights

•no redemption or sinking fund rights

•no conversion rights

All outstanding shares of Common Stock are fully paid and non-assessable, and shares offered in this Offering will be fully paid and non-assessable when issued.

Variation of Rights

If the Company creates more than one class or series of shares in the future, the rights of any class may be varied only with the approval of that class as required under the WBCA and the Company’s Articles. Unless the terms of a class expressly provide otherwise, the rights of a class are not deemed varied by the creation or issuance of additional shares ranking pari passu (on equal footing) with such class.

Alteration of Share Capital

Under the Wyoming Business Corporation Act, the Company may alter its share structure by shareholder approval, including the power to:

1.create new classes or series of shares;

2.increase, decrease, or eliminate the number of authorized shares of any class or series;

3.subdivide (split) or consolidate (reverse split) issued or unissued shares;

4.change shares with par value to shares without par value or vice versa;

5.change the designation or rights of any class or series of shares; and

6.make any other alteration permitted by the WBCA or our Articles of Incorporation.

Any such alteration must be adopted by the Board of Directors and approved by shareholders when required by applicable law.

Securities Being Offered

We are offering up to 75,000,000 shares of Common Stock at a price of $1.00 per share. These shares will have the same rights as all other issued and outstanding shares of Common Stock.

After giving effect to the issuance of all 75,000,000 shares in this Offering, the Company would have 1,477,631,500 shares of Common Stock issued and outstanding.

Royalty Rights Offered in Connection with the Shares

In addition to the Shares, each investor will receive a royalty right entitling the holder to receive distributions from the Company’s existing 9% gross-revenue royalty pool, until the holder has received an aggregate amount equal to five times (5×) the investor’s purchase amount. The royalty pool is shared pro rata among all royalty holders, including royalty holders from prior financing transactions, and is already diluted. The Company may issue additional royalty-bearing securities in future financings, which would further dilute each holder’s pro rata share.

Royalty payments are based on gross revenues, not net income. Accordingly, royalty payments must be made even if the Company is unprofitable or incurs negative cash flow. The Company may not generate sufficient revenue to satisfy royalty obligations, and investors may never receive the full 5× cap or any royalty payments at all. Royalty rights are not equity securities, do not carry voting rights, and do not represent an ownership interest in the Company. The rights are contractual obligations only and may be subordinated to future debt or royalty structures.

Reverse Stock Split Approved

On September 2, 2025, holders of approximately 86.6% of the outstanding shares of Intec Bioplastics, Inc. approved a resolution authorizing the Board of Directors to implement, at its discretion, a reverse stock split of the Company’s outstanding shares in a ratio ranging from three-for-one (3:1) to twenty-for-one (20:1). The reverse split has not yet been effectuated, and the Board may elect to implement the reverse split at any time. The purpose of the approved action, as reflected in the shareholder resolution, is to facilitate capital-raising activities in connection with the Company’s proposed Regulation A offering and to support a potential NASDAQ or New York Stock Exchange listing. Until implemented, the reverse split will have no effect on the number of issued and outstanding shares, the rights of existing shareholders, or the per-share price of the Company’s securities.

Directors

At every annual general meeting or by written resolution, the shareholders entitled to vote must elect, a board of directors consisting of the number of directors for the time being. The shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to the number of opened vacancies.

A director is entitled to remuneration for acting as director.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Each director holds office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)he resigns his office by notice to us;

(b)he only held office as a director for a fixed term and such term expires;

(c)he dies; or

(d)he is removed pursuant to the articles of the Company.

Powers and Duties of Directors

Under the Wyoming Business Corporation Act and our Articles of Incorporation and Bylaws, the business and affairs of the Company are managed under the direction and oversight of our Board of Directors. The Board has full power to exercise all corporate authority that is not reserved to shareholders under the WBCA, our Articles, or our Bylaws. Any amendment to our governing documents does not invalidate prior actions properly taken by the Board.

General Authority of the Board

The Board is responsible for:

•overseeing the Company’s strategic direction, operations, and financial performance;

•appointing, supervising, and evaluating executive officers;

•approving significant corporate transactions, including financings, acquisitions, licensing, capital expenditures, and major contracts;

•adopting budgets, policies, and corporate governance practices; and

•ensuring compliance with applicable laws and regulations.

Except as limited by the WBCA or our governing documents, the Board may exercise all rights, powers, and privileges of the Company.

Delegation of Authority

The Board may delegate any of its authority to officers, employees, committees of the Board, or other persons, as permitted by Wyoming law. Such delegation may include:

•granting signing authority or contract-approval authority;

•appointing agents or attorneys-in-fact through power of attorney;

•establishing committees with delegated authority, including the ability to sub-delegate where appropriate; and

•authorizing individuals to act on behalf of the Company with respect to defined matters or transactions.

Any delegated authority remains subject to the oversight and revocation powers of the Board, which may modify, vary, or terminate the delegation at any time.

Conflict-of-Interest Procedures

Directors are required to comply with all fiduciary duties and conflict-of-interest rules under the WBCA. A director who has a conflicting interest transaction, as defined in the WBCA, must disclose the nature of the interest to the Board.

•A director may not vote to approve a transaction in which the director has a material financial interest unless the transaction has been properly disclosed and approved as a “disinterested director transaction” under the WBCA.

•However, a director with a disclosed interest may be counted for purposes of quorum, even if the director is not permitted to vote on the matter.

•Transactions involving interested directors may still be validated if approved by disinterested directors, approved by shareholders after full disclosure, or found by a court to be fair to the Company at the time it was entered into.

The Company has not waived any fiduciary duties owed by directors, and each director must act in good faith, with due care, and in a manner reasonably believed to be in the best interests of the Company.

Transfer Agent

The transfer agent and registrar for our Common Stock is Colonial Stock Transfer Company, Inc., located at 7840 S 700 E, Sandy, UT 84070. The transfer agent’s telephone number is (801) 355-5740. All Shares issued in this Offering will be issued in book-entry form and maintained by Colonial Stock Transfer in accordance with applicable regulations and industry-standard transfer agent practices.

Disclosure of Commission Position on Indemnification for Securities Liabilities

Our Bylaws and Articles of Incorporation, consistent with the Wyoming Business Corporation Act, permit the Company to indemnify its directors and officers against certain liabilities, expenses, and claims arising out of their service to the Company, provided that the individual acted in good faith, reasonably believed their conduct was in—or not opposed to—the best interests of the Company, and, with respect to criminal proceedings, had no reasonable cause to believe their conduct was unlawful. The Company may advance or reimburse expenses incurred by a director or officer in defending any proceeding, subject to the procedures and limitations set forth under the WBCA.

However, with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. To the extent any claim for indemnification by a director, officer, or controlling person of the Company is asserted in connection with the securities being offered, we will submit the question of enforceability to a court of competent jurisdiction and will be governed by the court’s final determination.

Enforceability of Civil Liability

We are incorporated under the laws of the State of Wyoming, and our principal operations are conducted in California. Service of process upon the Company and upon our directors, officers, and experts, most of whom reside in the United States, may be effected in the same manner as upon any domestic corporation.

Because the Company and its officers and directors are located within the United States, and because our assets are located within the United States, no special impediments or foreign-jurisdiction barriers exist that would prevent the enforcement of civil liabilities under U.S. federal securities laws or state securities (“blue sky”) laws. Judgments obtained in U.S. courts against the Company or its officers and directors should generally be enforceable without the limitations that apply to foreign corporations or foreign-resident individuals.

Nevertheless, investors should be aware that the ability of shareholders to enforce civil liabilities under federal or state securities laws can depend on a variety of factors, including the outcome of legal proceedings, the availability of Company assets, and the statutory or judicial limitations applicable to indemnification and advancement of expenses under the WBCA.

INVESTOR TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences associated with the purchase, ownership, and disposition of the Shares offered hereby. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, administrative rulings, judicial decisions, and other authorities in effect as of the date of this Offering Circular. These authorities may change, possibly on a retroactive basis. This discussion is for informational purposes only and is not intended as tax advice. Prospective investors should consult their own tax advisors regarding the tax consequences of an investment in the Shares in light of their own particular circumstances.

This summary does not address all tax considerations that may be relevant to a particular investor and does not address state, local, foreign, estate, gift, payroll, Medicare tax, or alternative minimum tax considerations. It also does not address tax consequences applicable to investors that are subject to special tax rules, such as:

•financial institutions;

•insurance companies;

•tax-exempt organizations;

•retirement plans;

•broker-dealers or traders in securities;

•persons holding Shares as part of a hedging, conversion, or straddle transaction;

•persons that are not U.S. persons (as defined in the Code); or

•partnerships or other pass-through entities (or their partners or members).

Each prospective investor should consult with their own tax advisor as to the U.S. federal, state, local, and foreign tax consequences of acquiring, holding, and disposing of the Shares.

Taxation of Distributions

We do not presently anticipate paying cash dividends on the Shares in the foreseeable future. However, if we do make distributions, such distributions will generally be includable in the gross income of a U.S. holder as ordinary dividend income to the extent of our current or accumulated earnings and profits. Dividends paid to certain noncorporate U.S. holders may be eligible for reduced tax rates if certain holding period and other requirements are satisfied.

Distributions in excess of our earnings and profits will generally be treated as a return of capital, reducing the holder’s tax basis in the Shares, and thereafter as capital gain.

Sale or Other Disposition of Shares

Upon the sale, exchange, or other taxable disposition of Shares, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized and the investor’s adjusted tax basis in the Shares. Capital gain or loss will be long-term if the Shares are held for more than one year.

The deductibility of capital losses is subject to limitations.

Net Investment Income Tax

Certain noncorporate U.S. holders may be subject to an additional 3.8% tax on net investment income, which may include dividends and gains from the sale or disposition of the Shares. Investors should consult their tax advisors regarding the applicability of this tax.

Backup Withholding and Information Reporting

We may be required to withhold tax (“backup withholding”) from payments made to a holder of the Shares if the holder fails to provide a taxpayer identification number or otherwise fails to comply with applicable reporting requirements. Backup withholding is not an additional tax and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Information returns may also be filed with the IRS in connection with certain payments or dispositions related to the Shares.

Non-U.S. Holders

If a prospective investor is not a U.S. person for federal income tax purposes, the tax consequences of holding the Shares will vary depending on the investor’s particular circumstances. Non-U.S. holders may be subject to U.S. withholding tax on dividends, U.S. tax on capital gains in limited circumstances, and U.S. information-reporting requirements. We do not provide tax advice to non-U.S. investors, and each such investor should consult their own tax advisor regarding the U.S. and foreign tax consequences of investing in the Shares.

No Tax Advice

This Offering Circular is not intended to constitute tax advice, nor does it purport to describe all tax considerations that may be relevant to a particular investor in light of their personal circumstances. Prospective investors are strongly encouraged to consult their own tax, legal, and financial advisors before making an investment.

THE FOREGOING SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF SHARES.

ERISA CONSIDERATIONS

Each respective member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in the Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of members to withdraw all or any part of their capital accounts or to transfer their interests in the Company.

If the assets of the Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our Manager of the Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on the Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on the Company which may result in a violation of ERISA unless the Company obtained an appropriate exemption from the Department of Labor allowing the Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The Company intends to limit the participation in the Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that the Company assets will constitute “plan assets” of plans that acquire interests.

It is the current intent of the Company to limit the aggregate investment by benefit plan investors to less than 25% of the value of the members’ membership interests so that equity participation of benefit plan investors will not be considered “significant.” The Company reserves the right, however, to waive the 25% limitation.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

EXPERTS

The audited financial statements of Intec Bioplastics, Inc. as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, and for which the report thereon contains an explanatory paragraph which describes the conditions that raise substantial doubt about the ability of the Company to continue as a going concern and is contained in Footnote 2 to the financial statements, which have been audited by L J Soldinger Associates, LLC, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this offering circular, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the Shares offered by this Offering Circular. This Offering Circular does not contain all of the information included in the Offering Statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the Shares to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the qualification of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the Offering Statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We will answer inquiries from potential investors concerning the Shares, the Company and other matters relating to the offer and sale of the Shares under this Offering Circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Requests and inquiries regarding this offering circular should be directed to:

Intec Bioplastics, Inc.

10648 Painter Ave Santa Fe Springs, CA 90670

424 443-9262

We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS

INDEX OF FINANCIAL INFORMATION

Interim Unaudited Financial Statements

For the Six Months Ended June 30, 2025 and 2024

Interim Financial Statement	Page
Balance Sheets as of June 30, 2025 (Unaudited) and December 31, 2024 (Audited)	F-3
Statements of Operations for the Six Months Ended June 30, 2025 and 2024 (Unaudited)	F-4
Statements of Changes in Stockholders’ Deficit for the Six Months Ended June 30, 2025 and 2024 (Unaudited)	F-5 – F-6
Statements of Cash Flows for the Six Months Ended June 30, 2025 and 2024 (Unaudited)	F-7
Notes to Interim Financial Statements	F-8 – F-16

Audited Financial Statements

Years Ended December 31, 2024 and 2023

INTEC BIOPLASTICS, INC.

Financial Statements

June 30, 2025 and 2024

INTEC BIOPLASTICS, INC.

BALANCE SHEETS

Assets	(unaudited) June 30, 2025	December 31, 2024*
Current assets:
Cash	$220,568	$581
Accounts receivable	12,344	—
Inventories	144,475	197,550
Other current assets	279	279
Total current assets	377,666	198,410

Property and equipment, net	114,111	117,177
Total assets	$491,777	$315,587

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$393,822	$384,715
Accrued expenses	1,639,782	1,127,135
Notes payable, net of discount	4,402,881	3,919,317
Total current liabilities	6,436,485	5,431,167
Total liabilities	6,436,485	5,431,167

Stockholders' deficit:
Common stock; 5,000,000,000 shares authorized, $0.00001 par as of June 30, 2025 and December 31, 2024; 1,394,092,125 and 1,323,572,125 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	13,940	13,235
Additional paid-in capital	36,245,887	30,908,592
Stockholder receivable	(3,113)	(2,509)
Accumulated deficit	(42,201,422)	(36,034,898)
Total stockholders' deficit	(5,944,708)	(5,115,580)
Total liabilities and stockholders' deficit	$491,777	$315,587

* Derived from audited information.

See accompanying notes to financial statements

INTEC BIOPLASTICS, INC.

STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2025 AND 2024

	(unaudited) 2025	(unaudited) 2024
Revenues	$55,592	$211,506
Cost of revenues	285,285	291,958
Gross loss	(229,693)	(80,452)

Operating expenses
Research and development	77,800	608,128
General and administrative	5,306,752	19,780,917
Selling and marketing	1,369	84,975

Total operating expenses	5,385,921	20,474,020

Loss from operations	(5,615,614)	(20,554,472)

Other expense
Interest expense	(633,727)	(2,637,067)
Other expense	(2,000)	—
Gain on settlement of debt	84,817	—

Total other expense	(550,910)	(2,637,067)
Net loss	$(6,166,524)	$(23,191,539)

See accompanying notes to financial statements

INTEC BIOPLASTICS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

SIX MONTHS ENDED JUNE 30, 2025

(unaudited)

	Common Stock		Additional	Stockholder	Accumulated	Total Stockholders'
	Shares	Amount	Paid-in Capital	Receivable	Deficit	Deficit
Balances, December 31, 2024	1,323,572,125	$13,235	$30,908,592	$(2,509)	$(36,034,898)	$(5,115,580)
Direct proceeds from issuance of common stock	1,020,000	10	50,990	—	—	51,000
Proceeds from issuance of common stock in conjunction with notes payable	9,100,000	91	454,909	—	—	455,000
Issuance of shares in exchange for consulting services and receivables	60,400,000	604	4,831,396	(604)	—	4,831,396
Net loss	—	—	—	—	(6,166,524)	(6,166,524)
Balances, June 30, 2025	1,394,092,125	$13,940	$36,245,887	$(3,113)	$(42,201,422)	$(5,944,708)

INTEC BIOPLASTICS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

SIX MONTHS ENDED JUNE 30, 2024

(unaudited)

	Common Stock		Additional	Stockholder	Accumulated	Total Stockholders'
	Shares	Amount	Paid-in Capital	Receivable	Deficit	Deficit
Balances, December 31, 2023	1,000,000,000	$10,000	$85,000	$—	(9,764,867)	$(9,669,867)
Non-cash equity contribution	—	—	8,176,115	—	—	8,176,115
Proceeds from issuance of common stock in conjunction with notes payable	61,964,500	620	1,826,558	—	—	1,827,178
Issuance of shares in exchange for consulting services and receivables	231,735,500	2,317	18,536,523	(2,317)	—	18,536,523
Collections of share receivables	—	—	—	50	—	50
Net loss	—	—	—	—	(23,191,539)	(23,191,539)
Balances, June 30, 2024	1,293,700,000	$12,937	$28,624,196	$(2,267)	(32,956,406)	$(4,321,540)

INTEC BIOPLASTICS, INC.

STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2025 AND 2024

	(unaudited) 2025	(unaudited) 2024
Cash flows from operating activities:
Net loss	$(6,166,524)	$(23,191,539)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation
	3,066	5,239
Bad debt expense	—	13,218
Issuance of common stock in exchange for consulting services	4,831,396	18,536,523
Amortization of debt discount	113,381	1,781,670
Gain on settlement of debt	(84,817)	—
Changes in operating assets and liabilities:
Accounts receivable	(12,344)	(31,510)
Inventories	53,075	—
Accounts payable	9,107	59,819
Accrued expenses	512,647	855,396
Net cash used in operating activities	(741,013)	(1,971,184)
Cash flows from investing activities:
Purchases of property and equipment	—	(218,636)
Net cash used in investing activities	—	(218,636)
Cash flows from financing activities:
Borrowings on notes payable	455,000	1,117,500
Proceeds from issuance of common stock in conjunction with notes payable	455,000	1,118,000
Direct proceeds from issuance of common stock	51,000	—
Collections of share receivables	—	50
Net cash provided by financing activities	961,000	2,235,550
Net increase in cash	219,987	45,730
Cash, beginning of period	581	38,494
Cash, end of period	$220,568	$84,224
Supplemental disclosure of cash flow information:
Cash paid for interest	$7,699	$—
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash transactions:
Non-cash equity contribution in exchange for equity	$—	$8,176,115
Notes payable allocated to issuance of common stock	—	709,178

See accompanying notes to financial statements

Intec Bioplastics, Inc.

Notes to Financial Statements June 30, 2025 and 2024

(1)The Company and Summary of Significant Accounting Policies

(a)Company Formation and Operations

Intec Bioplastics, Inc. (the “Company”) was incorporated in December 2019 with its headquarters in Los Angeles, California. The Company is a bio-resin engineering company that provides plant- based biomaterial resin alternatives to traditional petroleum-based plastic resin. The biomaterial resins are used in the production of traditional plastic manufacturing equipment and flexible packaging and rigid products. Starting 2025, the Company commenced major revenue generating activities.

(b)Basis of Presentation

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(c)Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company limits its exposure to credit risk associated with cash by placing it in a large financial institution. Accounts are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses on such accounts.

The Company generally does not require collateral or other security to support accounts receivable. Credit risk associated with accounts receivable is periodically reviewed by management, and if required, an allowance for expected credit losses is established. Accounts determined to be uncollectible are written off against the allowance for credit losses after all means of collection have been exhausted and the potential for recovery is remote. Accounts written off for the six months ended June 30, 2025 and 2024 totaled $0 and $13,218, respectively.

(e)Cash and Cash Equivalents

Cash and cash equivalents consist of cash in banks and highly liquid investments with an original maturity of three months or less at the date of purchase. The Company held no cash equivalents as of June 30, 2025 and 2024.

(f)Inventories

Inventories are stated at the lower of cost and net realizable value, with cost determined on a first- in, first-out basis, and consists primarily of finished goods and raw materials. The Company periodically reviews its inventory for slow-moving, damaged and obsolete items, and provides allowances to reduce such items identified to their recoverable amounts, as needed.

Intec Bioplastics, Inc.

Notes to Financial Statements June 30, 2025 and 2024

(g)Property and Equipment

Property and equipment are stated at cost and is primarily composed of molds and related equipment. Depreciation is calculated on a straight-line basis based on an estimated useful life of 20 years.

Major improvements that substantially extend an asset’s useful life are capitalized. Repairs, maintenance and minor improvements are charged to expense as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from their respective accounts and any gain or loss is reflected in other expense, net in the accompanying statements of operations.

Property and equipment subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares the undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value less reasonable costs to sell the assets. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary and appropriate. In September 2024, the Company abandoned all of its molds and related equipment (see Note 3). There were no impairment charges recorded for the six months ended June 30, 2025 and 2024.

(h)Revenue Recognition

The Company accounts for revenue contracts with customers under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 606, Revenue from Contracts with Customers ("Topic 606") through the following steps:

1)identify the contract with a customer;

2)identify the performance obligations in the contract;

3)determine the transaction price;

4)allocate the transaction price; and

5)recognize revenue when or as the Company satisfies a performance obligation.

The Company's revenue is derived from product sales to customers. The Company's contracts do not contain variable consideration, and the Company has elected to present all collections of sales, value-added, and similar taxes on a net basis. The Company considers its performance obligations to be satisfied upon shipment or delivery of the goods in accordance with shipping terms, as the Company has a present right to payment at that time, the customer has legal title to the goods, and the Company has transferred physical possession, and the customer has the risks and rewards of ownership of the goods.

Payment terms vary but typically payment is required within 30 to 90 days of invoicing. The Company does not adjust the consideration under its contracts for a significant financing component as the period between the transfer of goods and the customer's payment is, at contract inception, expected to be one year or less.

Intec Bioplastics, Inc.

Notes to Financial Statements June 30, 2025 and 2024

(i)Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is established.

The Company recognizes the effect of income tax positions only when those positions are more likely than not of being sustained. The Company records penalties and interest related to unrecognized tax benefits in the provision for income taxes in the accompanying statements of operations.

(j)Leases

The Company accounts for leases in accordance with Topic 842, Leases. The Company determines if an arrangement is or contains a lease at contract inception. The Company recognizes a right-of-use (ROU) asset and a lease liability at the lease commencement date. The lease term for all of the Company’s leases includes the noncancelable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) controlled by the lessor.

The Company has elected not to recognize ROU assets and lease liabilities for leases that have a lease term of 12 months or less. The Company recognizes the lease payments associated with these short-term leases as an expense on a straight-line basis over the lease term.

(k)Advertising Costs

Advertising costs are expensed as incurred, included within selling and marketing in the accompanying statements of operations, and totaled $941 and $6,015 for the six months ended June 30, 2025 and 2024, respectively.

(l)Research and Development

Costs of research and development activities are comprised of engineering consultants, laboratory testing and material costs.

(m)Stock-based Compensation

The Company accounts for issuances of common stock to employees and non-employees in accordance with ASC 718 and ASC 505-50. Common stock issued for services is measured at fair value on the grant date, or the date on which service conditions are achieved, and is recorded as compensation expense in the period those services are rendered. The fair value recognized is based on observable market prices of the shares at issuance date.

Intec Bioplastics, Inc.

Notes to Financial Statements June 30, 2025 and 2024

(n)Debt and Equity Financing Agreements

Debt and equity instruments issued together are accounted for under ASC 470 and ASC 820. Proceeds are allocated to each instrument based on relative fair values at issuance. The portion allocated to debt is recorded as a liability and subsequently carried at amortized cost; the portion allocated to equity (such as common stock or warrants) is recorded in equity. Any debt issuance costs are allocated accordingly.

(o)Recently Issued Accounting Pronouncements

In December 2023, the FASB issued Accounting Standards Update ("ASU") No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU requires entities other than public business entities to provide qualitative disclosure about specific categories of reconciling items and individual jurisdictions that result in a significant difference between the statutory tax rate and the effective tax rate. The amendment also requires all entities to disclose on an annual basis the amount of income taxes paid (net of refunds received) disaggregated: (1) by federal (national), state, and foreign taxes, and (2) by individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received).

This ASU also includes certain other amendments to improve the effectiveness of income tax disclosures, such as requiring that all entities disclose the following information:

1.Income (or loss) from continuing operations before income tax expense (or benefit) disaggregated between domestic and foreign.

2.Income tax expense (or benefit) from continuing operations disaggregated by federal (national), state, and foreign.

The amendments are effective for annual periods beginning after December 15, 2025 with early adoption permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is evaluating the implications the adoption of this standard will have on the financial statements.

In July 2025, the FASB issued ASU 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets. This ASU provides a practical expedient to assume that current conditions as of the balance sheet date will persist through the reasonable and supportable forecast period for eligible assets. Entities will still be required to adjust historical data used in the estimation to reflect current conditions.

The guidance is effective for annual periods beginning after December 15, 2025 and is to be adopted on a prospective basis. Early adoption is permitted. The Company is evaluating the implications the adoption of this standard will have on the financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles–Goodwill and Other–Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which removes all references to prescriptive and sequential software development stages throughout ASC 350-40 and requires entities to begin capitalizing software costs when (i) management has authorized and committed to funding the software project, and (ii) it is probable that the project will be completed and the software will be used for its intended function. The amendments in this ASU also supersede and incorporate into ASC 350-40 the recognition requirements for website-specific development costs.

Intec Bioplastics, Inc.

Notes to Financial Statements June 30, 2025 and 2024

ASU 2025-06 is effective for annual periods beginning after December 15, 2027, with early adoption permitted, and can be applied using either a prospective transition approach, a modified transition approach for in-process projects, or a retrospective transition approach. The Company is currently evaluating the implications the adoption of this standard will have on the financial statements.

(2)Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

For the six months ended June 30, 2025, the Company had negative cash flow from operating activities of approximately $700,000. As of June 30, 2025, the Company has an accumulated deficit of approximately $42,200,000 and negative working capital of approximately $6,100,000. Management believes that its future success depends on its ability to raise additional capital financing to sustain ongoing operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the issuance of these financial statements.

The Company does not have the resources at this time to repay all its credit and debt obligations, make any payments in the form of dividends to its shareholders, or fully implement its business plan. Without additional capital, the Company will not be able to remain in business. At the same time, management points to its successful history with maintaining Company operations and reminds all with reasonable confidence this will continue.

(3)Property and Equipment

Property and equipment consists of molds and related equipment totaling $122,656 as of June 30, 2025 and December 31, 2024. In 2023, the Company had utilized only one to two molds for very limited prototype production; therefore, the Company did not begin depreciating until the molds were put into use for significant production in early 2024. In September 2024, upon cessation of the initial significant production activities, the Company abandoned all molds and related equipment.

Depreciation expense on property and equipment for the six months ended June 30, 2025 and 2024 totaled $3,066 and $5,239, respectively. Accumulated depreciation amounted to $8,545 and $5,479 as of June 30, 2025 and December 31, 2024, respectively.

(4)Notes Payable

In 2022, the Company issued promissory notes (the “2022 Notes”) to various investors for total proceeds of $900,000 with principal and interest due within a year of issuance. The 2022 Notes bear interest at a rate of 4.49% per annum and are still outstanding as of June 30, 2025.

In 2023, the Company issued additional promissory notes with the same terms as the 2022 Notes, for total proceeds of $449,500 and principal and interest due within a year from issuance. Upon issuance of the additional promissory notes, the 2022 Notes were extended to have the same maturity date as that of the 2023 Notes. In October 2023, the Company issued a promissory note to an investor totaling $10,000 and, in December 2023, issued another promissory note to an investor totaling $50,000. Both promissory notes bear interest at a rate of 12.00% per annum, maturing in June 2024 (collectively for all promissory notes issued in 2023, the “2023 Notes”).

Intec Bioplastics, Inc.

Notes to Financial Statements June 30, 2025 and 2024

In 2024, the Company issued promissory notes (the “2024 Notes”) to various investors for total proceeds of $2,425,000 with principal and interest due from June 2024 through October 2024. The 2024 Notes bear interest at a rate of 12% per annum.

In 2025, the Company issued promissory notes (the “2025 Notes”) to various investors for total proceeds of $910,000 with principal and interest due in December 2025. These promissory notes bear interest at a rate of 10.49% per annum (collectively with the 2022 Notes, 2023 Notes, and 2024 Notes, the “Notes”). In the event the Company fails to pay the Notes in full on the maturity date, the unpaid principal shall continue to accrue interest plus 1.51% annually until the Company has fully paid the Notes.

The Notes include an option to enter into a royalty agreement. The terms of the royalty agreement for the 2022 Notes and 2023 Notes were agreed to verbally in 2024 when the option to enter into the royalty agreement was exercised. The terms of the royalty agreement for the 2024 Notes and 2025 Notes were agreed upon on the date these were issued. The royalty agreement requires the Company to pay the investors, in the aggregate, 2.00% of the Company’s gross sales on a quarterly basis. In no event shall the royalty paid to any individual lender exceed twenty-five times the principal amount of the respective note for the 2022 Notes and 2023 Notes, three times the principal amount for the 2024 Notes, and ten times the principal amount for the 2025 Notes. A total of 9,100,000 and 61,964,500 shares of common stock were issued in conjunction with the issuance of the Notes during the six months ended June 30, 2025 and 2024, respectively. The Company recorded additional interest expense of $113,381 and $1,781,670 for the accretion of the discount for the six months ended June 30, 2025 and 2024, respectively. As of June 30, 2025 and 2024, the unamortized debt discount totaled $341,619 and $45,008, respectively, and is included in notes payable, net of discount on the accompanying balance sheets.

At June 30, 2025 and December 31, 2024, the outstanding balance of the Notes was $4,744,500 and $3,834,500, respectively. As of June 30, 2025, the Notes are in default and continue to accrue interest plus 1.51% annually until the Company has fully paid the Notes.

Short-term Business Loan

In July 2024, the Company entered into a short-term business loan agreement with a financial institution for $95,000 and accrued interest at 46% per annum. The loan was payable in weekly payments of principal and interest of $2,667 and any outstanding principal and interest is to be paid in July 2025. In February 2025, the loan was forgiven for the full amount of $84,817 and was recognized as gain on settlement of debt in the accompanying statements of operations.

(5)Income Taxes

The Company did not recognize income tax expense for the six months ended June 30, 2025 and 2024 due to the change in the valuation allowance in each year.

(6)Leases

The Company leases certain office spaces to support its operations in Santa Monica, California. In general, the lease term is clearly stated in the lease agreement, but when the agreement includes renewal options, management has determined that it is generally not reasonably certain that the renewal option will be exercised.

Intec Bioplastics, Inc.

Notes to Financial Statements June 30, 2025 and 2024

Short-term lease cost was $4,800 and $202,924 for the six months ended June 30, 2025 and 2024, respectively. In 2023, the Company entered into a month-to-month lease agreement, terminating on December 31, 2024, in which the Company incurred additional lease cost due to difficulties in accessing and utilizing the leased facility. On January 1, 2025, the Company relocated and entered into a new month-to-month lease agreement in Santa Fe Springs, California.

In 2024, the Company amended the short-term lease agreement for its office spaces in Santa Monica, California to relocate to a different office location within the same building with monthly payments escalating 3.5% thereafter on each anniversary date renewal.

(7)Related Party Transactions

The Company received consulting services from Capital Growth Consulting, Inc., a related party entity owned entirely by the Chief Executive Office and Chairman of the Board (“Founder”) of the Company. The Company incurred total costs of $37,100 and $202,500 for the six months ending June 30, 2025 and 2024, respectively, included within research and development in the accompanying statements of operations. There were no amounts owed to this entity as of June 30, 2025 and December 31, 2024.

The Company also received consulting services from the Founder of the Company. The Company incurred and paid total costs of $0 and $360,128 for the six months ending June 30, 2025 and 2024, respectively, included within research and development in the accompanying statements of operations. There were no amounts owed to the Founder as of June 30, 2025 and December 31, 2024.

The Company received services for an online platform to sell its products with One Global Showcase, Inc., another related party entity owned entirely by the Founder of the Company. The Company incurred total costs of $13,700 and $45,500 for the six months ending June 30, 2025 and 2024, respectively, included within research and development in the accompanying statements of operations. There were no amounts owed to this entity as of June 30, 2025 and December 31, 2024.

In 2025 and 2024, out of the total promissory notes outstanding (see Note 4), principal totaling $124,500 were from members of the Company’s board of directors.

License and Consulting Agreement

In January 23, the Company entered into an intellectual property and engineering consulting agreement with Capital Growth Technologies, Inc. (“Licensor”) for 15 years for the development of intellectual properties and projects that the Company uses. The Company shall compensate the Licensor of payments of $1,250,000 per quarter, paid in advance, with payments increasing annually based on the terms of the agreement. Upon termination of the agreement by the Company with or without cause, a termination fee of $100,000,000 plus any unpaid compensation pro-rated to the date of termination shall become due immediately. The license and consulting agreement was terminated by the Licensor effective January 1, 2024, extinguishing the outstanding obligations. Due to the related party nature of the agreements, the Company recorded a non-cash equity contribution for the extinguishment equal to the outstanding related party payable balance of $8,176,115.

(8)Stockholders’ Equity

For the six months ended June 30, 2025, the Company received total proceeds of $51,000 from various investors in exchange for 1,020,000 shares of common stock under a Regulation Crowdfunding offering.

Intec Bioplastics, Inc.

Notes to Financial Statements June 30, 2025 and 2024

In 2024, in connection with the Notes, the Company issued 61,964,500 shares of common stock to various investors (see Note 4).

During 2024, the Company issued 1,000,000 restricted shares under a marketing agreement that vest upon service and performance conditions. As of June 30, 2025, the Company determined the performance conditions were not probable of achievement and therefore no stock-based compensation expense was recognized for the restricted shares.

In 2024 and 2025, the Company obtained services from various employees and consultants that were compensated with shares of common stock but required them to purchase these shares at a purchase price equal to the par value of the shares.

For the six months ended June 30, 2025 and 2024, the Company issued 60,400,000 and 231,735,500 shares of common stock, respectively, to various employees and consultants at the fair value of $0.08 per share in exchange for receivables equal to the par value of the shares totaling $604 and $2,317, respectively, and the remainder, totaling $4,831,396 and $18,536,523, respectively, recognized as stock-based compensation expense and included within general and administrative expenses in the accompanying statements of operations. As of June 30, 2025 and December 31, 2024, receivables of $0 and $50 had been collected and the remaining receivables were presented as an offset within stockholders’ equity.

(9)Commitments and Contingencies

From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business. Although the results of litigation and claims cannot be predicted with certainty, the Company is not aware of any litigation the outcome of which, if determined adversely, would individually or in the aggregate be reasonably expected to have a material adverse effect on its business.

(10)Subsequent Events

The Company has evaluated subsequent events and transactions through November 12, 2025, the date the financial statements were available for issuance.

From August to September 2025, the Company issued promissory notes to various investors for total proceeds of $116,000 with principal and interest due in December 2025. These promissory notes bear interest at a rate of 10.49% per annum. In the event the Company fails to pay these notes in full on the maturity date, the unpaid principal shall continue to accrue interest plus 1.51% until the Company has fully paid these promissory notes. These promissory notes also include an option to enter into a royalty agreement. The terms of the royalty agreement were agreed upon on the date the promissory notes were issued. The royalty agreement requires the Company to pay the investors, in the aggregate, 2.00% of the Company’s gross sales on a quarterly basis. In no event shall the royalty paid to any individual lender exceed ten times the principal amount of the respective note. The agreement also requires the issuance of one share of common stock of the Company for every $0.10 invested, for a total of 1,160,000 shares issued. The allocation of proceeds to the common stock issued in conjunction with the promissory notes resulted in a discount on the promissory notes totaling $58,000.

From July to October 2025, the Company issued 5,000,000 shares of common stock at a price equal to $0.08 per share in exchange for receivables equal to the par value of the shares and the remainder in exchange for services obtained from various employees and consultants.

Intec Bioplastics, Inc.

Notes to Financial Statements June 30, 2025 and 2024

On July 1, 2025, the Company entered into a non-cancellable license agreement for the exclusive grant of numerous patents and intellectual properties from the Founder of the Company with an intent to acquire the patents and intellectual properties when the Company has adequate funding from an equity raise event. The Company incurs a quarterly licensing fee of 7% on all revenues that will commence upon completion of the equity raise event or on January 1, 2026 if the equity raise event does not result in adequate funding, whichever comes later.

In October 2025, the Company received total proceeds of $31,500 from an investor in exchange for 630,000 shares of common stock under a Regulation Crowdfunding offering.

INTEC BIOPLASTICS, INC.

Financial Statements December 31, 2024 and 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Intec Bioplastics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Intec Bioplastics, Inc. (the "Company") as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America .

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had an accumulated deficit of approximately $36.0 million and a working capital deficit of approximately $5.2 million as of December 31, 2024, and had negative cash flow from operations of approximately $2.6 million for the year then ended. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company ' s management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Deer Park, IL November 7, 2025

We have served as the Company's auditor since 2024. PCAOB ID: 318

INTEC BIOPLASTICS, INC.
BALANCE SHEETS
DECEMBER 31, 2024 AND 2023

	2024	2023
Assets
Current assets:
Cash	$581	$38,494
Inventories	197,550	—
Other current assets	279	—
Total current assets	198,410	38,494
Property and equipment, net	117,177	112,294
Total assets	$315,587	$150,788

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$384,715	$168,792
Accrued expenses	1,127,135	66,248
Related party payable	—	8,176,115
Notes payable, net of discount	3,919,317	1,409,500
Total current liabilities	5,431,167	9,820,655
Total liabilities	5,431,167	9,820,655
Stockholders' deficit:
Common stock; 5,000,000,000 shares authorized, $0.00001 par as of December 31, 2024 and 2023; 1,323,572,125 and 1,000,000,000 shares issued and outstanding as of December 31, 2024 and 2023, respectively	13,235	10,000
Additional paid-in capital	30,908,592	85,000
Stockholder receivable	(2,509)	—
Accumulated deficit	(36,034,898)	(9,764,867)
Total stockholders' deficit	(5,115,580)	(9,669,867)
Total liabilities and stockholders' deficit	$315,587	$150,788

See accompanying notes to financial statements

INTEC BIOPLASTICS, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024	2023
Revenues	$224,877	$—
Cost of revenues	101,456	—
Gross profit	123,421	—
Operating expenses
Research and development	754,805	7,015,119
General and administrative	22,323,162	351,265
Selling and marketing	91,950	2,057
Impairment of property and equipment	191,690	—
Total operating expenses	23,361,607	7,368,441
Loss from operations	(23,238,186)	(7,368,441)
Other expense
Interest expense	(2,993,720)	(51,150)
Other expense	(38,125)	—
Total other expense	(3,031,845)	(51,150)
Net loss	$(26,270,031)	$(7,419,591)

See accompanying notes to financial statements

INTEC BIOPLASTICS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 2024 AND 2023

	Common Stock		Additional	Stockholder	Accumulated	Total Stockholders'
	Shares	Amount	Paid-in Capital	Receivable	Deficit	Deficit
Balances, December 31, 2022	1,000,000,000	$—	$95,000	$—	$(2,345,276)	$(2,250,276)
Incorporation of par value to common stock	—	10,000	(10,000)	—	—	—
Net loss	—	—	—	—	(7,419,591)	(7,419,591)
Balances, December 31, 2023	1,000,000,000	$10,000	$85,000	$—	$(9,764,867)	$(9,669,867)
Direct proceeds from issuance of common stock	3,776,625	38	254,516	—	—	254,554
Non-cash equity contribution	—	—	8,176,115	—	—	8,176,115
Proceeds from Issuance of common stock
in conjunction with notes payable	63,864,500	638	1,921,040	—	—	1,921,678
Issuance of shares in exchange
for consulting services and receivables	255,931,000	2,559	20,471,921	(2,559)	—	20,471,921
Collections of share receivables	—	—	—	50	—	50
Net loss	—	—	—	—	(26,270,031)	(26,270,031)
Balances, December 31, 2024	1,323,572,125	$13,235	$30,908,592	$(2,509)	$(36,034,898)	$(5,115,580)

See accompanying notes to financial statements

INTEC BIOPLASTICS, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024	2023
Cash flows from operating activities:
Net loss	$(26,270,031)	$(7,419,591)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	10,458	—
Impairment of property and equipment	191,690	—
Bad debt expense	22,993	—
Issuance of common stock in exchange for consulting services	20,471,921	—
Amortization of debt discount	1,921,678	—
Changes in operating assets and liabilities:
Accounts receivable	(22,993)	—
Inventories	(197,550)	—
Other current assets	(279)	—
Accounts payable	215,923	168,792
Accrued expenses	1,060,887	51,150
Related party payable	—	6,706,953
Net cash used in operating activities	(2,595,303)	(492,696)
Cash flows from investing activities:
Purchases of property and equipment	(207,031)	—
Net cash used in investing activities	(207,031)	—
Cash flows from financing activities:
Borrowings on notes payable	1,212,500	509,500
Proceeds from issuance of common stock in conjunction
with notes payable	1,212,500	—
Borrowings on short-term business loans	95,000	—
Repayments on short-term business loans	(10,183)	—
Direct proceeds from issuance of common stock	254,554	—
Collections of share receivables	50	—
Net cash provided by financing activities	2,764,421	509,500
Net increase (decrease) in cash	(37,913)	16,804
Cash, beginning of year	38,494	21,690
Cash, end of year	$581	$38,494
Supplemental disclosure of cash flow information:
Cash paid for interest	$11,155	$—
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash transactions:
Non-cash equity contribution in exchange for equity	$8,176,115	$—
Notes payable allocated to issuance of common stock	709,178	—

See accompanying notes to financial statements

Intec Bioplastics, Inc.

Notes to Financial Statements

December 31, 2024 and 2023

(1)The Company and Summary of Significant Accounting Policies

(a)Company Formation and Operations

Intec Bioplastics, Inc. (the “Company”) was incorporated in December 2019 with its headquarters in Los Angeles, California. The Company is a bio-resin engineering company that provides plant- based biomaterial resin alternatives to traditional petroleum-based plastic resin. The biomaterial resins are used in the production of traditional plastic manufacturing equipment and flexible packaging and rigid products.

(b)Basis of Presentation

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(c)Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company limits its exposure to credit risk associated with cash by placing it in a large financial institution. Accounts are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses on such accounts.

The Company generally does not require collateral or other security to support accounts receivable. Credit risk associated with accounts receivable is periodically reviewed by management, and if required, an allowance for expected credit losses is established. Accounts determined to be uncollectible are written off against the allowance for credit losses after all means of collection have been exhausted and the potential for recovery is remote. Accounts written off in 2024 totaled approximately $72,000.

(e)Cash and Cash Equivalents

Cash and cash equivalents consist of cash in banks and highly liquid investments with an original maturity of three months or less at the date of purchase. The Company held no cash equivalents as of December 31, 2024 and 2023.

(f)Inventories

Inventories are stated at the lower of cost and net realizable value, with cost determined on a first- in, first-out basis, and consists primarily of finished goods and raw materials. The Company periodically reviews its inventory for slow-moving, damaged and obsolete items, and provides allowances to reduce such items identified to their recoverable amounts, as needed.

Intec Bioplastics, Inc.

Notes to Financial Statements

December 31, 2024 and 2023

(g)Property and Equipment

Property and equipment are stated at cost and is primarily composed of molds and related equipment. Depreciation is calculated on a straight-line basis based on an estimated useful life of 20 years.

Major improvements that substantially extend an asset’s useful life are capitalized. Repairs, maintenance and minor improvements are charged to expense as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from their respective accounts and any gain or loss is reflected in other expense, net in the accompanying statements of operations.

Property and equipment subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares the undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value less reasonable costs to sell the assets. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary and appropriate. In 2024, the Company abandoned certain molds and related equipment (see Note 3). There were no impairment charges recorded as of December 31, 2024 and 2023.

(h)Revenue Recognition

The Company accounts for revenue contracts with customers under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 606, Revenue from Contracts with Customers ("Topic 606") through the following steps:

1)identify the contract with a customer;

2)identify the performance obligations in the contract;

3)determine the transaction price;

4)allocate the transaction price; and

5)recognize revenue when or as the Company satisfies a performance obligation.

The Company's revenue is derived from product sales to customers. The Company's contracts do not contain variable consideration, and the Company has elected to present all collections of sales, value-added, and similar taxes on a net basis. The Company considers its performance obligations to be satisfied upon shipment or delivery of the goods in accordance with shipping terms, as the Company has a present right to payment at that time, the customer has legal title to the goods, and the Company has transferred physical possession, and the customer has the risks and rewards of ownership of the goods.

Payment terms vary but typically payment is required within 30 to 90 days of invoicing. The Company does not adjust the consideration under its contracts for a significant financing component as the period between the transfer of goods and the customer's payment is, at contract inception, expected to be one year or less.

Intec Bioplastics, Inc.

Notes to Financial Statements

December 31, 2024 and 2023

(i)Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is established.

The Company recognizes the effect of income tax positions only when those positions are more likely than not of being sustained. The Company records penalties and interest related to unrecognized tax benefits in the provision for income taxes in the accompanying statements of operations.

(j)Leases

The Company accounts for leases in accordance with Topic 842, Leases. The Company determines if an arrangement is or contains a lease at contract inception. The Company recognizes a right-of-use (ROU) asset and a lease liability at the lease commencement date. The lease term for all of the Company’s leases includes the noncancelable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) controlled by the lessor.

The Company has elected not to recognize ROU assets and lease liabilities for leases that have a lease term of 12 months or less. The Company recognizes the lease payments associated with these short-term leases as an expense on a straight-line basis over the lease term.

(k)Advertising Costs

Advertising costs are expensed as incurred, included within selling and marketing in the accompanying statements of operations, and totaled $8,482 and $2,057 for the years ended December 31, 2024 and 2023, respectively.

(l)Research and Development

Costs of research and development activities are comprised of engineering consultants, laboratory testing and material costs.

(m)Stock-based Compensation

The Company accounts for issuances of common stock to employees and non-employees in accordance with ASC 718 and ASC 505-50. Common stock issued for services is measured at fair value on the grant date, or the date on which service conditions are achieved, and is recorded as compensation expense in the period those services are rendered. The fair value recognized is based on observable market prices of the shares at issuance date.

Intec Bioplastics, Inc.

Notes to Financial Statements

December 31, 2024 and 2023

(n)Debt and Equity Financing Agreements

Debt and equity instruments issued together are accounted for under ASC 470 and ASC 820. Proceeds are allocated to each instrument based on relative fair values at issuance. The portion allocated to debt is recorded as a liability and subsequently carried at amortized cost; the portion allocated to equity (such as common stock or warrants) is recorded in equity. Any debt issuance costs are allocated accordingly.

(o)Recently Issued Accounting Pronouncements

In December 2023, the FASB issued Accounting Standards Update ("ASU") No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU requires entities other than public business entities to provide qualitative disclosure about specific categories of reconciling items and individual jurisdictions that result in a significant difference between the statutory tax rate and the effective tax rate. The amendment also requires all entities to disclose on an annual basis the amount of income taxes paid (net of refunds received) disaggregated: (1) by federal (national), state, and foreign taxes, and (2) by individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received).

This ASU also includes certain other amendments to improve the effectiveness of income tax disclosures, such as requiring that all entities disclose the following information:

1.Income (or loss) from continuing operations before income tax expense (or benefit) disaggregated between domestic and foreign.

2.Income tax expense (or benefit) from continuing operations disaggregated by federal (national), state, and foreign.

The amendments are effective for annual periods beginning after December 15, 2025 with early adoption permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is evaluating the implications the adoption of this standard will have on the financial statements.

(2)Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

For the year ended December 31, 2024, the Company had negative cash flow from operating activities of approximately $2.6 million. As of December 31, 2024, the Company has an accumulated deficit of approximately $36 million and negative working capital of approximately $5.2 million. Management believes that its future success depends on its ability to raise additional capital financing to sustain ongoing operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the issuance of these financial statements.

The Company does not have the resources at this time to repay all its credit and debt obligations, make any payments in the form of dividends to its shareholders, or fully implement its business plan. Without additional capital, the Company will not be able to remain in business. At the same time, management points to its successful history with maintaining Company operations and reminds all with reasonable confidence this will continue.

Intec Bioplastics, Inc.

Notes to Financial Statements

December 31, 2024 and 2023

(3)Property and Equipment

Property and equipment consists of molds and related equipment totaling $122,656 and $112,294 as of December 31, 2024 and 2023. In 2023, the Company had utilized only one to two molds for very limited prototype production; therefore, the Company did not begin depreciating until the molds were put into use for significant production in early 2024. In September 2024, upon cessation of the initial significant production activities, the Company abandoned certain molds and related equipment and recognized $191,690 in impairment charges.

Depreciation expense on property and equipment for the years ended December 31, 2024 and 2023 totaled $10,458 and $0, respectively. Accumulated depreciation amounted to $5,479 and $0 as of December 31, 2024 and 2023, respectively.

(4)Notes Payable

In 2022, the Company issued promissory notes (the “2022 Notes”) to various investors for total proceeds of $900,000, with principal and interest due within a year of issuance. The 2022 Notes bear interest at a rate of 4.49% per annum and are still outstanding as of December 31, 2024.

In 2023, the Company issued additional promissory notes with the same terms as the 2022 Notes, for total proceeds of $449,500 and principal and interest due within a year from issuance. Upon issuance of the additional promissory notes, the 2022 Notes were extended to have the same maturity date as that of the 2023 Notes. In October 2023, the Company issued a promissory note to an investor totaling

$10,000 and, in December 2023, issued another promissory note to an investor totaling $50,000. Both promissory notes bear interest at a rate of 12.00% per annum, maturing in June 2024 (collectively for all promissory notes issued in 2023, the “2023 Notes”).

In 2024, the Company issued promissory notes (the “2024 Notes”) to various investors for total proceeds of $2,425,000, with principal and interest due from June 2024 through October 2024. The 2024 Notes bear interest at a rate of 12% per annum (collectively with the 2022 Notes and 2023 Notes, the “Notes”). In the event the Company fails to pay the Notes in full on the maturity date, the unpaid principal shall continue to accrue interest plus 1.51% annually until the Company has fully paid the Notes. The Notes include an option to enter into a royalty agreement. The terms of the royalty agreement for the 2022 Notes and 2023 Notes were agreed to verbally in 2024 when the option to enter into the royalty agreement was exercised. The terms of the royalty agreement for the 2024 Notes were agreed to upon issuance of the 2024 Notes. The royalty agreement requires the Company to pay the investors, in the aggregate, 2.00% of the Company’s gross sales on a quarterly basis. In no event shall the royalty paid to any individual investor exceed twenty-five times the principal amount of the respective note for the 2022 Notes and 2023 Notes and three times the principal amount for the 2024 Notes. A total of 63,864,500 shares of common stock were issued in conjunction with the issuance of the Notes. The allocation of a portion of the Notes proceeds to the common stock issued resulted in additional interest expense and a discount to the Notes totaling $1,921,678. The Company recorded additional interest expense and full amortization of the discount totaling $1,921,678 for the year ended December 31, 2024. At December 31, 2024 and 2023, the outstanding balance of the Notes was $3,834,500 and $1,409,500, respectively. As of December 31, 2024, the Notes are in default and continue to accrue interest plus 1.51% annually until the Company has fully paid the Notes.

Intec Bioplastics, Inc.

Notes to Financial Statements

December 31, 2024 and 2023

Short-term Business Loan

In July 2024, the Company entered into a short-term business loan agreement with a financial institution for $95,000. The loan is payable in weekly payments of principal and interest of $2,667 and any outstanding principal and interest is to be paid in July 2025. Interest accrues at 46% per annum, and the outstanding balance of the loan at December 31, 2024 was $84,817.

(5)Income Taxes

The Company did not recognize income tax expense in 2024 or 2023 due to the change in the valuation allowance in each year.

The components that comprise the Company's net deferred tax assets at December 31, 2024 and 2023 consist of the following:

	2024	2023
Deferred tax assets
Related party payable	$—	$2,518,524
Stock-based compensation	5,809,205	—
Net operating losses	3,535,948	176,443
Capitalized research and development	320,370	18,971
Property and equipment, net	6,508
Other	410,351	18,539
	10,082,382	2,732,477
Valuation allowance	(10,082,382)	(2,732,477)

Net deferred tax assets	$—	$—

A reconciliation of the federal statutory income tax rate to the Company’s effective income tax rate is as follows:

	2024	2023
Tax computed at Federal statutory rate	$(5,516,707)	$(1,558,114)
State tax, net of Federal tax benefit	(1,834,245)	(518,155)
Permanent items	1,047	—
Change in valuation allowance	7,349,905	2,076,269
Total	$—	$—

The Company has incurred significant tax losses since inception. Based on the available objective evidence, management cannot conclude it is more likely than not that the net deferred tax assets will be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets. For the years ended December 31, 2024 and 2023, the valuation allowance increased by approximately $7,350,000 and $2,076,000, respectively.

At December 31, 2024, the Company has federal net operating loss carryforwards of approximately $12,293,000 that arose after the 2017 tax year that will carryforward indefinitely. The Company has state net operating loss carryforwards of approximately $13,666,000 that will begin to expire in 2041.

Intec Bioplastics, Inc.

Notes to Financial Statements

December 31, 2024 and 2023

Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of the Company's net operating loss and tax credit carryforwards may be limited as a result of cumulative changes of ownership resulting in a change of control of the Company. The recoverability of these carryforwards is an estimate that is subject to change upon completion of a study, or upon future changes in ownership as defined by Sections 382 and 383 of the Internal Revenue Code.

As of December 31, 2024 and 2023, the Company did not have any unrecognized tax benefits. The Company is subject to U.S. federal and California income taxes. The federal and California returns since inception remain open to examination.

(6)Leases

The Company leases certain office spaces to support its operations in Santa Monica, California. In general, the lease term is clearly stated in the lease agreement, but when the agreement includes renewal options, management has determined that it is generally not reasonably certain that the renewal option will be exercised.

Short-term lease cost was $250,488 and $140,349 for the years ended December 31, 2024 and 2023, respectively. In 2023, the Company entered into a month-to-month lease agreement, terminating on December 31, 2024, in which the Company incurred additional lease cost due to difficulties in accessing and utilizing the leased facility.

In 2024, the Company amended the short-term lease agreement for its office spaces in Santa Monica, California to relocate to a different office location within the same building with monthly payments escalating 3.5% thereafter on each anniversary date renewal.

(7)Related Party Transactions

The Company received consulting services from Capital Growth Consulting, Inc., a related party entity owned entirely by the Chief Executive Office and Chairman of the Board (“Founder”) of the Company. The Company incurred total costs of $324,947 and $48,300 for the years ending December 31, 2024 and 2023, respectively, included within research and development in the accompanying statements of operations. There were no amounts owed to this entity as of December 31, 2024 and 2023.

The Company also received consulting services from the Founder of the Company. The Company incurred and paid total costs of $360,128 for the year ending December 31, 2024 included within research and development in the accompanying statements of operations. There were no amounts owed to the Founder as of December 31, 2024.

The Company received services for an online platform to sell its products with One Global Showcase, Inc., another related party entity owned entirely by the Founder of the Company. The Company incurred total costs of $66,700 and $19,279 for the years ending December 31, 2024 and 2023, respectively, included within research and development in the accompanying statements of operations. There were no amounts owed to this entity as of December 31, 2024 and 2023.

In 2024 and 2023, of the total promissory notes outstanding (see Note 4), principal totaling $124,500 and $104,500, respectively, were related to notes from members of the Company’s board of directors.

Intec Bioplastics, Inc.

Notes to Financial Statements

December 31, 2024 and 2023

License and Consulting Agreement

In January 2023, the Company entered into an intellectual property and engineering consulting agreement with Capital Growth Technologies, Inc. (“Licensor”) for 15 years for the development of intellectual properties and projects that the Company uses. The Company shall compensate the Licensor of payments of $1,250,000 per quarter, paid in advance, with payments increasing annually based on the terms of the agreement. Upon termination of the agreement by the Company with or without cause, a termination fee of $100,000,000 plus any unpaid compensation pro-rated to the date of termination shall become due immediately. For the year ended December 31, 2023, the Company incurred total consulting and licensing fees of $7,000,000, included within research and development in the accompanying statements of operations, and paid fees of $293,047. The license and consulting agreement was terminated by the Licensor effective January 1, 2024, extinguishing the outstanding obligations. Due to the related party nature of the agreements, the Company recorded a non-cash equity contribution for the extinguishment equal to the outstanding related party payable balance of $8,176,115.

(8)Stockholders’ Equity

In 2024, the Company received total proceeds of $254,554 from various investors in exchange for 3,776,625 shares of common stock under a Regulation Crowdfunding offering.

In 2024, in connection with the Notes, the Company issued 63,864,500 shares of common stock to various investors (see Note 4).

During 2024, the Company issued 1,000,000 restricted shares under a marketing agreement that vest upon service and performance conditions. As of December 31, 2024, the Company determined the performance conditions were not probable of achievement and therefore no stock-based compensation expense was recognized for the restricted shares.

In 2024, the Company obtained services from various employees and consultants that were compensated with shares of common stock but required them to purchase these shares at a purchase price equal to the par value of the shares.

The Company issued 255,931,000 shares of common stock to various employees and consultants at the fair value of $0.08 per share in exchange for receivables equal to the par value of the shares totaling $2,559 and the remainder, totaling $20,471,921, recognized as stock-based compensation expense and included within general and administrative expenses in the accompanying statements of operations during 2024. As of December 31, 2024, receivables of $50 had been collected and the remaining receivables were presented as an offset within stockholders’ equity.

(9)Commitments and Contingencies

From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business. Although the results of litigation and claims cannot be predicted with certainty, the Company is not aware of any litigation the outcome of which, if determined adversely, would individually or in the aggregate be reasonably expected to have a material adverse effect on its business.

Intec Bioplastics, Inc.

Notes to Financial Statements

December 31, 2024 and 2023

(10)Subsequent Events

The Company has evaluated subsequent events and transactions through November 7, 2025, the date the financial statements were available for issuance.

In 2025, the Company issued promissory notes to various investors for total proceeds of $910,000 with principal and interest due in December 2025. These promissory notes bear interest at a rate of 10.49% per annum. In the event the Company fails to pay these notes in full on the maturity date, the unpaid principal shall continue to accrue interest plus 1.51% until the Company has fully paid these promissory notes. These promissory notes also include an option to enter into a royalty agreement. The terms of the royalty agreement were agreed upon on the date the promissory notes were issued. The royalty agreement requires the Company to pay the investors, in the aggregate, 2.00% of the Company’s gross sales on a quarterly basis. In no event shall the royalty paid to any individual lender exceed ten times the principal amount of the respective note. The agreement also requires the issuance of one share of common stock of the Company for every $0.10 invested, for a total of 9,100,000 shares issued. The allocation of proceeds to the common stock issued in conjunction with the promissory notes resulted in a discount on the promissory notes totaling $455,000.

In 2025, the Company issued 65,400,000 shares of common stock at a price equal to $0.08 per share in exchange for receivables equal to the par value of the shares and the remainder in exchange for services obtained from various employees and consultants.

On July 1, 2025, the Company entered into a non-cancellable license agreement for the exclusive grant of numerous patents and intellectual properties from the Founder of the Company with an intent to acquire the patents and intellectual properties when the Company has adequate funding from an equity raise event. The Company incurs a quarterly licensing fee of 7% on all revenues that will commence upon completion of the equity raise event or on January 1, 2026 if the equity raise event does not result in adequate funding, whichever comes later.

In July 2025, the short-term business loan (see Note 4) was partially forgiven and the remainder paid in full.

EXHIBITS

The following exhibits are filed with this Offering Circular:

Exhibit	Description
1.1	Articles of Incorporation, as amended
1.2	Bylaws, as amended
4.1	Form of Subscription Agreement
6.1	Contract with Andes Capital
11.1	Consent of Auditor
12.1	Opinion of Legality

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on February 18, 2026.

INTEC BIOPLASTICS, INC.

A Wyoming Corporation

By:   /s/ Hector Hernandez

Hector Hernandez

Chief Executive Officer

(Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of Regulation A, this Offering Statement has been signed by the following persons in the capacities and on the dates indicated:

  /s/ Hector Hernandez

Hector Hernandez

Director

Date: February 18, 2026